                                                                     Exhibit 2

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                             COMBINATION AGREEMENT

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                                     AMONG

                             PHARMACIA AKTIEBOLAG,
                              THE UPJOHN COMPANY,
                            PHARMACIA & UPJOHN, INC.

                                      AND

                      PHARMACIA & UPJOHN SUBSIDIARY, INC.

                          DATED AS OF AUGUST 20, 1995

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

                               TABLE OF CONTENTS

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                                              ARTICLE I
                                              THE MERGER
SECTION 1.01.    The Merger............................................................
SECTION 1.02.    Effective Time; Closing...............................................
SECTION 1.03.    Effect of the Merger..................................................
SECTION 1.04.    Certificate of Incorporation; By-Laws.................................
SECTION 1.05.    Directors and Officers of the Surviving Corporation...................

                                              ARTICLE II
                               CONVERSION OF SECURITIES IN THE MERGER
SECTION 2.01.    Conversion of Capital Stock...........................................
SECTION 2.02.    Exchange of Certificates..............................................
SECTION 2.03.    Stock Transfer Books..................................................
SECTION 2.04.    Stock Options and Deferred Awards.....................................
SECTION 2.05.    Shares of Dissenting Holders of Upjohn Series B Preferred Stock.......

                                              ARTICLE III
                                      THE PHARMACIA TRANSACTION
SECTION 3.01.    The Exchange Offer....................................................
SECTION 3.02.    Depositary............................................................
SECTION 3.03.    Compulsory Acquisition................................................

                                              ARTICLE IV
                                REPRESENTATIONS AND WARRANTIES OF UPJOHN
SECTION 4.01.    Organization and Qualification; Subsidiaries..........................
SECTION 4.02.    Certificate of Incorporation and By-Laws..............................
SECTION 4.03.    Capitalization........................................................
SECTION 4.04.    Authority Relative to This Agreement..................................
SECTION 4.05.    No Conflict; Required Filings and Consents............................
SECTION 4.06.    Permits; Compliance...................................................
SECTION 4.07.    SEC Filings; Financial Statements.....................................
SECTION 4.08     Absence of Certain Changes or Events..................................
SECTION 4.09     Employee Benefit Plans; Labor Matters.................................
SECTION 4.10     Accounting and Tax Matters............................................
SECTION 4.11     Contracts; Debt Instruments...........................................
SECTION 4.12     Litigation............................................................
SECTION 4.13     Environmental Matters.................................................
SECTION 4.14     Trademarks, Patents and Copyrights....................................
SECTION 4.15     Taxes.................................................................
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                                       (i)
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SECTION 4.16     Rights Agreement......................................................
SECTION 4.17     Opinion of Financial Advisor..........................................
SECTION 4.18     Brokers...............................................................

                                          ARTICLE V
                         REPRESENTATIONS AND WARRANTIES OF PHARMACIA
SECTION 5.01     Organization and Qualification; Subsidiaries..........................
SECTION 5.02     Corporate Organization Documents......................................
SECTION 5.03     Capitalization........................................................
SECTION 5.04     Authority Relative to This Agreement..................................
SECTION 5.05     No Conflict; Required Filings and Consents............................
SECTION 5.06     Permits; Compliance...................................................
SECTION 5.07     Stock Exchange and SEC Filings; Financial Statements..................
SECTION 5.08     Absence of Certain Changes or Events..................................
SECTION 5.09     Employee Benefit Plans; Labor Matters.................................
SECTION 5.10     Accounting and Tax Matters............................................
SECTION 5.11     Contracts; Debt Instruments...........................................
SECTION 5.12     Litigation............................................................
SECTION 5.13     Environmental Matters.................................................
SECTION 5.14     Trademarks, Patents and Copyrights....................................
SECTION 5.15     Taxes.................................................................
SECTION 5.16     Opinion of Financial Advisor..........................................
SECTION 5.17     Brokers...............................................................

                                         ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF NEWCO AND NEWCO SUB
SECTION 6.01     Organization and Qualification; Subsidiaries..........................
SECTION 6.02     Certificate of Incorporation and By-Laws..............................
SECTION 6.03     Capitalization........................................................
SECTION 6.04.    Authority Relative to This Agreement..................................
SECTION 6.05.    No Conflict...........................................................
SECTION 6.06.    No Activities.........................................................

                                         ARTICLE VII
                                          COVENANTS
SECTION 7.01.    Conduct of Business by Upjohn Pending the Closing.....................
SECTION 7.02.    Conduct of Business by Pharmacia Pending the Closing..................
SECTION 7.03.    Cooperation; Steering Committee.......................................
SECTION 7.04.    Notices of Certain Events.............................................
SECTION 7.05.    Contractual Consents..................................................
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                                      (ii)
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                                        ARTICLE VIII
                                    ADDITIONAL AGREEMENTS
SECTION 8.01.    Registration Statement; Disclosure Documents..........................
SECTION 8.02.    Stockholders' Meeting.................................................
SECTION 8.03.    Access to Information; Confidentiality................................
SECTION 8.04.    No Solicitation of Transactions.......................................
SECTION 8.05.    Employee Benefits Matters.............................................
SECTION 8.06.    Directors' and Officers' Indemnification and Insurance................
SECTION 8.07.    Pooling Affiliates....................................................
SECTION 8.08.    Pooling...............................................................
SECTION 8.09.    Letters of Accountants................................................
SECTION 8.10.    Further Action; Consents; Filings.....................................
SECTION 8.11.    Upjohn Rights Plan....................................................
SECTION 8.12.    Newco Organization....................................................
SECTION 8.13.    Depositary Facility for Newco Common Stock............................
SECTION 8.14.    Plan of Reorganization................................................
SECTION 8.15.    Public Announcements..................................................
SECTION 8.16.    Obligations of Newco Sub..............................................
SECTION 8.17.    Stock Exchange Listings and De-listings...............................
SECTION 8.18.    Maintenance of Certain Facilities.....................................
SECTION 8.19.    Cancellation of Newco Common Stock Owned by Pharmacia and Upjohn......

                                         ARTICLE IX
                               CONDITIONS TO THE TRANSACTIONS
SECTION 9.01.    Conditions to the Obligations of Each Party to Consummate the
                   Transactions........................................................
SECTION 9.02.    Conditions to the Obligations of Upjohn...............................
SECTION 9.03.    Conditions to the Obligations of Pharmacia............................

                                          ARTICLE X
                              TERMINATION, AMENDMENT AND WAIVER
SECTION 10.01.   Termination...........................................................
SECTION 10.02.   Effect of Termination.................................................
SECTION 10.03.   Amendment.............................................................
SECTION 10.04.   Waiver................................................................
SECTION 10.05.   Expenses..............................................................
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                                      (iii)
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                                         ARTICLE XI
                                     GENERAL PROVISIONS
SECTION 11.01.   Non-Survival of Representations, Warranties and Agreements............
SECTION 11.02.   Notices...............................................................
SECTION 11.03.   Certain Definitions...................................................
SECTION 11.04.   Severability..........................................................
SECTION 11.05.   Assignment; Binding Effect; Benefit...................................
SECTION 11.06.   Incorporation of Exhibits.............................................
SECTION 11.07.   Specific Performance..................................................
SECTION 11.08.   Governing Law.........................................................
SECTION 11.09.   Submission to Jurisdiction; Venue.....................................
SECTION 11.10.   Headings..............................................................
SECTION 11.11.   Counterparts..........................................................
SECTION 11.12.   Entire Agreement......................................................
Annex A          Employee Benefits.....................................................
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                                      (iv)

                           GLOSSARY OF DEFINED TERMS

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
ADSs...............................  Recitals
affiliate..........................  sec.11.03(a)
Agreement..........................  Preamble
beneficial owner...................  sec.11.03(b)
Blue Sky Laws......................  sec.4.05(b)(i)
business day.......................  sec.11.03(c)
CEO................................  sec.8.12(a)
CERCLA.............................  sec.4.13(d)
Certificate of Merger..............  sec.1.02
Certificates.......................  sec.2.02(a)
Chairman...........................  sec.8.12(a)
Change of Control..................  sec.10.05(b)
Code...............................  Recitals
Combination........................  sec.10.05(b)
Competing Transaction..............  sec.8.04(d)
Confidentiality Agreement..........  sec.8.03(b)
control............................  sec.11.03(d)
controlled by......................  sec.11.03(d)
Costs..............................  sec.8.06(d)
Deferred Award.....................  sec.2.04(a)
Depositary.........................  sec.3.02
DGCL...............................  Recitals
Disclosure Documents...............  sec.3.01(b)
Dissenting Upjohn Series B
  Preferred Shares.................  sec.2.05
Effective Time.....................  sec.1.02
Enskilda...........................  sec.5.17
Environmental Laws.................  sec.4.13(d)
Environmental Permits..............  sec.4.13(d)
ERISA..............................  sec.4.09(a)
Exchange Act.......................  sec.4.05(b)(i)
Exchange Agent.....................  sec.2.02(a)
Exchange Fund......................  sec.2.02(a)
Exchange Offer.....................  Recitals
Exchange Offer Commencement Date...  sec.3.01(a)
Exchange Offer Conditions..........  sec.3.01(a)(iii)
Exchange Offer Ratio...............  sec.3.01(a)
Exchange Ratio.....................  sec.2.01(a)
Executive Management Committee.....  sec.8.12(b)
Expenses...........................  sec.10.05(a)
Expiration Date....................  sec.3.01(a)
Foreign Benefit Plan...............  sec.5.09(c)
FSA................................  sec.3.01(b)
Goldman Sachs......................  sec.4.17
Governmental Entity................  sec.4.05(b)
Hazardous Materials................  sec.4.13(d)
HSR Act............................  sec.4.05(b)(i)
Indemnified Parties................  sec.8.06(d)
IRS................................  sec.4.09(a)(i)
knowledge..........................  sec.11.03(e)
KPMG Bohlins.......................  sec.8.09(b)
Law................................  sec.4.05(a)(ii)
Merger.............................  Recitals
Minimum Condition..................  sec.3.01(a)(i)
Morgan Stanley.....................  sec.5.16
NASD...............................  sec.8.01(a)
Newco..............................  Preamble
Newco Common Stock.................  Recitals
Newco Series A Preferred Stock.....  Recitals
Newco Shares.......................  Recitals
Newco Sub..........................  Preamble
Newco Sub Common Stock.............  sec.6.03(b)
NYSE...............................  sec.2.02(e)
Order..............................  sec.8.10(b)(ii)
person.............................  sec.11.03(f)
Pharmacia..........................  Preamble
Pharmacia Authorized Agent.........  sec.11.09
Pharmacia Benefit Plans............  sec.5.09(a)
Pharmacia Class A Common Shares....  Recitals
Pharmacia Class B Common Shares....  Recitals
Pharmacia Disclosure Schedule......  sec.5.09(d)
Pharmacia Material Adverse
  Effect...........................  sec.5.01
Pharmacia Material Contract........  sec.5.11
Pharmacia Permits..................  sec.5.06
Pharmacia Reports..................  sec.5.07(a)
Pharmacia Securities...............  Recitals
Pharmacia Shares...................  Recitals
Pharmacia Subsidiaries.............  sec.5.01
Pharmacia Transaction..............  Recitals
Pooling Affiliate..................  sec.8.07(a)
Preferred Certificates.............  sec.2.02(b)
Proxy Statement....................  sec.8.01(a)(iii)
Registration Statement.............  sec.8.01(a)(ii)
Registration Statement Effective
  Date.............................  sec.8.01(a)
Regulations........................  Recitals
Representatives....................  sec.8.03(a)(i)
Rights Agreement...................  sec.4.16
Schedule 14D-1.....................  sec.3.01(b)
Schedule 14D-9.....................  sec.3.01(c)
SDSs...............................  Recitals
SEAQ...............................  sec.8.15
SEC................................  Recitals
Securities Act.....................  sec.4.05(b)(i)
SSE................................  sec.3.01(b)
Stattum............................  Recitals
Steering Committee.................  sec.7.03(b)
subsidiary(ies)....................  sec.11.03(g)
Substitute Option..................  sec.2.04(b)
Surviving Corporation..............  sec.1.01
Swedish Newco......................  sec.3.03(a)
Taxes..............................  sec.4.15
Terminating Upjohn Breach..........  sec.10.01(g)
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                                       (v)
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Terminating Pharmacia Breach.......  sec.10.01(h)
Third Party Provisions.............  sec.11.05
Transactions.......................  Recitals
under common control with..........  sec.11.03(d)
Upjohn.............................  Preamble
Upjohn 1992 Incentive Program......  sec.2.04(a)
Upjohn Benefit Plans...............  sec.4.09(a)
Upjohn Common Stock................  Recitals
Upjohn Disclosure Schedule.........  sec.4.03
Upjohn Excess Shares...............  sec.2.02(e)
Upjohn Incentive Programs..........  sec.2.04(a)
Upjohn Material Adverse Effect.....  sec.4.01
Upjohn Material Contract...........  sec.4.11
Upjohn Option......................  sec.2.04(a)
Upjohn Permits.....................  sec.4.06
Upjohn Plan........................  sec.8.05(b)
Upjohn Series A Preferred Stock....  sec.4.03
Upjohn Series B Preferred Stock....  Recitals
Upjohn SEC Reports.................  sec.4.07(a)
Upjohn Shares......................  Recitals
Upjohn Shares Trust................  sec.2.02(e)
Upjohn Stockholder Approval
  Condition........................  sec.3.01(a)(ii)
Upjohn Stock Option Plans..........  sec.2.04(a)
Upjohn Stockholders' Meeting.......  sec.8.01(a)(i)
Upjohn Subsidiaries................  sec.4.01
Volvo..............................  Recitals
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                                      (vi)

                             COMBINATION AGREEMENT

     COMBINATION AGREEMENT, dated as of August 20, 1995 (as amended, this "Agreement"), by and among PHARMACIA AKTIEBOLAG, a corporation organized under the laws of the Kingdom of Sweden ("Pharmacia"), THE UPJOHN COMPANY, a Delaware corporation ("Upjohn"), Pharmacia & Upjohn, Inc., a Delaware corporation ("Newco"), and Pharmacia & Upjohn, Inc., a Delaware corporation and a wholly-owned subsidiary of Newco ("Newco Sub").

     WHEREAS, the Boards of Directors of Pharmacia and Upjohn have determined that it is in the best interests of their respective companies and stockholders to combine their respective businesses in a "merger of equals" transaction to be effected as set forth in this Agreement, and the boards of directors of Newco and Newco Sub have determined that it is also in the respective best interests of their companies and stockholders to consummate the transactions contemplated by this Agreement;

     WHEREAS, upon the terms and subject to the conditions of this Agreement,
(i) Newco will acquire, pursuant to an exchange offer (the "Exchange Offer") and, if necessary, through compulsory acquisition proceedings in accordance with the Swedish Companies Act (collectively, the "Pharmacia Transaction"), all the issued and outstanding Class A Common Shares, nominal value SEK 25 per share, of Pharmacia (the "Pharmacia Class A Common Shares"), and Class B Common Shares, nominal value SEK 25 per share, of Pharmacia (the "Pharmacia Class B Common Shares", and together with the Pharmacia Class A Common Shares, the "Pharmacia Shares") and American Depositary Shares, each representing one Pharmacia Class A Common Share (the "ADSs" and, collectively with the Pharmacia Shares, the "Pharmacia Securities") and (ii) Newco will acquire, pursuant to the merger (the "Merger", and together with the Pharmacia Transaction, the "Transactions") of Newco Sub with and into Upjohn in accordance with the General Corporation Law of the State of Delaware ("DGCL"), all the issued and outstanding shares of Common Stock, par value $1 per share, of Upjohn (the "Upjohn Common Stock") and all the issued and outstanding shares of Series B Convertible Perpetual Preferred Stock, par value $1 per share, of Upjohn (the "Upjohn Series B Preferred Stock", and together with the Upjohn Common Stock, the "Upjohn Shares"), as more fully described below;

     WHEREAS, (A) as a result of the Transactions, Pharmacia and Upjohn will become, directly or indirectly, wholly owned subsidiaries of Newco, (B) the holders of Pharmacia Securities and Upjohn Common Stock will receive either (i) newly issued shares of Common Stock, par value $.01 per share, of Newco (the "Newco Common Stock"), or, (ii) in the case of certain holders of Pharmacia Shares, Swedish Depositary Shares ("SDSs"), each SDS evidencing one share of Newco Common Stock, and (C) the holders of Upjohn Series B Preferred Stock will receive newly issued shares of Series A Convertible Perpetual Preferred Stock, par value $.01 per share, of Newco (the "Newco Series A Preferred Stock" and, together with the Newco Common Stock, the "Newco Shares");

     WHEREAS, the Board of Directors of Pharmacia has approved the Pharmacia Transaction and recommended that all the stockholders of Pharmacia tender their Pharmacia Securities into the Exchange Offer;

     WHEREAS, the Board of Directors of Upjohn has approved this Agreement and recommended that the stockholders of Upjohn vote to adopt this Agreement upon the terms and subject to the conditions contained herein;

     WHEREAS, this Agreement has been approved by the Boards of Directors of Newco and Newco Sub and adopted by Newco as sole stockholder of Newco Sub in accordance with the DGCL;

     WHEREAS, concurrently with the execution of this Agreement and as an inducement to Upjohn and Pharmacia to enter into this Agreement, each of AB Volvo, a company organized under the laws of the Kingdom of Sweden ("Volvo"), and Forvaltningsaktiebolaget Stattum, a company organized under the laws of the Kingdom of Sweden ("Stattum"), has indicated its intention to support the Transactions and has entered, or will enter, into an agreement with Newco, Upjohn and Pharmacia concerning their Newco Common Stock;

     WHEREAS, for United States federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations (the "Regulations") thereunder, and the Exchange Offer, together with the Merger, is intended to qualify as a transfer of property described in Section 351(a) of the Code and Regulations thereunder, and it is further intended that, for Swedish income tax purposes, none of Newco, Pharmacia or the Pharmacia stockholders will recognize taxable income or gain as a result of the Exchange Offer; and

     WHEREAS, the parties intend that the Transactions will be accounted for under applicable Swedish and U.S. accounting rules and applicable United States Securities and Exchange Commission ("SEC") accounting standards as a "pooling of interests" for financial reporting purposes.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. The Merger. Provided that this Agreement shall not have been terminated in accordance with Section 10.01, upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 251 of the DGCL, at the Effective Time (as defined in Section 1.02) Newco Sub shall be merged with and into Upjohn. As a result of the Merger, the separate corporate existence of Newco Sub shall cease and Upjohn shall be the surviving corporation of the Merger (the "Surviving Corporation").

     SECTION 1.02. Effective Time; Closing. Provided that this Agreement shall not have been terminated in accordance with Section 10.01, as promptly as practicable after the satisfaction or, if permissible and effected as provided in Section 10.04, waiver of the Exchange Offer Conditions (as hereinafter defined) (or such other date as may be agreed to in writing by Pharmacia and Upjohn), and substantially contemporaneously with Newco's purchase of Pharmacia Securities pursuant to the Exchange Offer, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with Section 251 of the DGCL (the date and time of such filing, or such later date or time as set forth therein, being the "Effective Time"). Immediately prior to the filing of the Certificate of Merger, a closing will be held at the offices of Shearman & Sterling, 199 Bishopsgate, London, England.

     SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Upjohn and Newco Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Upjohn and Newco Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.04. Certificate of Incorporation; By-Laws. At the Effective Time, (a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as the Certificate of Incorporation of Newco Sub as in effect immediately prior to the Effective Time, and (b) the By-Laws of Newco Sub, as in effect immediately prior to the Effective Time, shall become the By-Laws of the Surviving Corporation.

     SECTION 1.05. Directors and Officers of the Surviving Corporation. (a) The directors of Newco Sub at the Effective Time shall, from and after the Effective Time, become the directors of the Surviving Corporation until their successors shall have been elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws and (b) the officers of Upjohn at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

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

                                   ARTICLE II

                     CONVERSION OF SECURITIES IN THE MERGER

     SECTION 2.01. Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Upjohn, Newco Sub, Newco or the holders of any Upjohn Shares:

          (a) each share of Upjohn Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Upjohn Common Stock to be cancelled pursuant to Section 2.01(c)) shall be converted, subject to Section 2.02(e), into the right to receive 1.45 shares of Newco Common Stock (the "Exchange Ratio");

          (b) each share of Upjohn Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Upjohn Series B Preferred Stock to be cancelled pursuant to Section 2.01(c)) shall be converted into the right to receive one share of Newco Series A Preferred Stock having the designations, preferences, rights and limitations set forth in the Amended and Restated Certificate of Incorporation of Newco, the form of which is attached hereto as Exhibit A-3;

          (c) each Upjohn Share held in the treasury of Upjohn and each Upjohn Share owned by Pharmacia or any direct or indirect wholly owned subsidiary of Pharmacia or of Upjohn shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

          (d) each issued and outstanding share of common stock, par value $.01 per share, of Newco Sub will be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

     SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Newco shall deposit, or shall cause to be deposited, promptly after the Effective Time with a bank trust company designated by Upjohn and reasonably satisfactory to Pharmacia (the "Exchange Agent"), for the benefit of the holders of certificates that immediately prior to the Effective Time represented outstanding Upjohn Common Stock (the "Certificates"), for exchange in accordance with this Article II through the Exchange Agent, certificates representing the shares of Newco Common Stock issuable pursuant to Section 2.01(a) (such certificates for shares of Newco Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). Newco shall give the Exchange Agent irrevocable instructions to deliver the shares of Newco Common Stock contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund as promptly as practicable after the Effective Time. Except as contemplated by Section 2.02(f) hereof, the Exchange Fund shall not be used for any other purpose.

     (b) Exchange Procedures. As promptly as practicable after the Effective Time, Newco shall cause the Exchange Agent to mail to each registered holder of a Certificate (y) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (z) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Newco Common Stock and cash in lieu of any fractional shares. Upon surrender to the Exchange Agent of a Certificate for exchange, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Newco Common Stock that such holder has the right to receive in respect of such Certificate (after taking into account all Upjohn Common Stock then held by such holder), cash in lieu of any fractional shares of Newco Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Upjohn Common Stock that is not registered in the transfer records of Upjohn, a certificate representing the proper number of shares of Newco Common Stock, cash in lieu of any fractional shares of Newco Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) may be issued to a transferee if the Certificate representing such Upjohn Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender a certificate or certificates representing shares of Newco Common Stock, cash in lieu of any fractional shares of Newco Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c). As promptly as practicable after the Effective Time, Newco shall cause the holder of all the issued and outstanding shares of Upjohn Series B Preferred Stock to surrender to Newco all certificates representing such shares in exchange for certificates representing shares of Newco Series A Preferred Stock ("Preferred Certificates") and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c).

     (c) Distributions with Respect to Unexchanged Newco Shares. No dividends or other distributions declared or made after the Effective Time with respect to the Newco Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Upjohn Certificates or Preferred Certificates with respect to the Newco Shares represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to
Section 2.02(e), until the holder of such Certificates of Preferred Certificates shall surrender such Certificates of Preferred Certificates. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificates or Preferred Certificates, there shall be paid to the holder of the Certificates or Preferred Certificates representing whole Newco Shares issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Newco Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore declared or made with respect to such whole Newco Shares but unpaid because of such holder's failure to surrender such Certificates or Preferred Certificates, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole Newco Shares.

     (d) No Further Rights in Upjohn Shares. All Newco Shares issued upon conversion of the Upjohn Shares in accordance with the terms hereof (and any cash paid pursuant to Section 2.02(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Upjohn Shares.

     (e) No Fractional Shares. No certificates or scrip representing fractional shares of Newco Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Newco. Each holder of a fractional share interest shall be paid an amount in cash representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all such holders of the aggregate of the fractions of shares of Newco Common Stock that would otherwise be issued to such holders ("Upjohn Excess Shares"). The sale of the Upjohn Excess Shares by the Exchange Agent shall be executed on the New York Stock Exchange, Inc. (the "NYSE") through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the former holders of Upjohn Common Stock, Newco will cause the Exchange Agent to hold such proceeds in trust for the holders of such fractional share interests (the "Upjohn Shares Trust"). Newco shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Upjohn Excess Shares. The Exchange Agent shall determine the portion of the Upjohn Shares Trust to which each former holder of Upjohn Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Upjohn Shares Trust by a fraction the numerator of which is the amount of the fractional shares of Newco Common Stock to which such former holder of Upjohn Common Stock is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of Upjohn Common Stock are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to former holders of Upjohn Common Stock in lieu of any fractional shares of Newco Common Stock interests, the Exchange Agent shall make available such amounts to such former holders of Upjohn Common Stock without interest.

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former holders of Upjohn Common Stock for three months after the Effective Time shall be delivered to Newco, upon demand, and any holders of Certificates shall thereafter look only to Newco for Newco Common Stock, any cash in lieu of fractional shares of Newco Common Stock to which they are entitled pursuant to Section 2.02(e) and any dividends or other distributions with respect to the Newco Common Stock to which they are entitled pursuant to Section 2.02(c). Any portion of the Exchange Fund remaining unclaimed by holders of Certificates as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of Newco free and clear of any claims or interest of any person previously entitled thereto.

     (g) Adjustment of Exchange Ratio. (i) In the event of any reclassification, stock split or stock dividend with respect to the Upjohn Common Stock, any change or conversion of Upjohn Common Stock into other securities or any other dividend or distribution with respect thereto, other than normal quarterly cash dividends in amounts not to exceed $.37 per share (or, in the case of the quarter ending December 31, 1995 and any quarter ending thereafter, a quarterly cash dividend in an amount not to exceed $.39 per share) with respect to the Upjohn Common Stock (or if a record date with respect to any of the foregoing should occur), prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to such Exchange Ratio as so adjusted and (ii) in the event of any reclassification, stock split or stock dividend with respect to the Upjohn Series B Preferred Stock, any change or conversion of Upjohn Series B Preferred Stock into other securities or any other dividend or distribution with respect thereto, other than normal quarterly cash dividends in amounts not to exceed $629.69 per share with respect to the Upjohn Series B Preferred Stock (or if a record date with respect to any of the foregoing should occur), prior to the Effective Time, there shall be appropriate and proportional changes made to the certificate of designations of the Newco Series A Preferred Stock to reflect any of the foregoing.

     (h) No Liability. Neither Newco nor the Surviving Corporation shall be liable to any holder of Upjohn Shares for any such Upjohn Shares (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

     (i) Withholding Rights. Each of the Surviving Corporation and Newco shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Upjohn Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Newco, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Upjohn Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Newco, as the case may be.

     (j) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Newco Common Stock, any cash in lieu of fractional shares of Newco Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

     SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of Upjohn shall be closed and there shall be no further registration of transfers of Upjohn Shares thereafter on the records of Upjohn. From and after the Effective Time, the holders of Certificates and Preferred Certificates representing Upjohn Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to Upjohn Shares represented thereby, except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates and Preferred Certificates presented to the Exchange Agent or Newco for any reason shall be converted into Newco Shares, any cash in lieu of fractional shares of Newco Common

Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

     SECTION 2.04. Stock Options and Deferred Awards. (a) Prior to the Effective Time, Upjohn shall effect such amendments or take such other actions under the Upjohn Stock Option Plans (as defined below) as are necessary to render inapplicable the provisions, if any, contained in such plans that provide for the payment of cash by Upjohn in respect of the cancellation of Upjohn Options resulting from the execution of this Agreement and the consummation of the Transactions, and Newco and Upjohn shall take all such action as may be necessary to cause each unexpired and unexercised option to purchase shares of Upjohn Common Stock (an "Upjohn Option") pursuant to the Stock Option Plans under Upjohn's (i) Management Incentive Program of 1992 (the "Upjohn 1992 Incentive Program"), (ii) Management Incentive Program of 1987 and (iii) Management Incentive Program of 1982 (collectively, the "Upjohn Stock Option Plans"), or otherwise granted by Upjohn other than pursuant to any Upjohn Stock Option Plan, to be assumed by Newco at the Effective Time on the terms and conditions set forth in Section 2.04(b). All shares of Upjohn Common Stock credited to participants in the Upjohn 1992, 1987 and 1982 Management Incentive Programs (the "Upjohn Incentive Programs") pursuant to a Deferred or Basic Portion of an Award (as defined in the Upjohn Incentive Programs) (a "Deferred Award") shall be converted into the number of credited shares of Newco Common Stock (including fractional shares) obtained by multiplying the credited shares of Upjohn Common Stock by the Exchange Ratio.

     (b) At the Effective Time, assuming that the actions described in Section 2.04(a) have been taken, each Upjohn Option, whether vested or unvested, will be automatically converted into an option (a "Substitute Option") to purchase a number of shares of Newco Common Stock equal to the number of shares of Upjohn Common Stock that could have been purchased immediately prior to the Effective Time (assuming full vesting) under such Upjohn Option multiplied by the Exchange Ratio (rounded up or down to the nearest whole number of shares of Newco Common Stock) at a price per share of Newco Common Stock equal to the per share option exercise price specified in such Upjohn Option divided by the Exchange Ratio (rounded up or down to the nearest whole cent). Except as otherwise provided in this Agreement, each Substitute Option shall provide the option holder with rights and benefits that are no less favorable to him or her than were provided under the Upjohn Option. The date of grant of each Substitute Option shall be the date on which the corresponding Upjohn Option was granted. It is the intention of the parties that, subject to applicable Law, the Substitute Options will qualify, following the Effective Time, as incentive stock options, as defined in section 422 of the Code, to the extent that the corresponding Upjohn Options qualified as incentive stock options prior to the Effective Time. Accordingly, the foregoing adjustments shall be effected in a manner consistent with Section 424(a) of the Code. At the Effective Time, (i) all references in the Upjohn Stock Option Plans, the applicable stock option or other award agreements issued thereunder and in any other Upjohn Options to Upjohn shall be deemed to refer to Newco; (ii) Newco shall assume the Upjohn Stock Option Plans and the Deferred Awards and all of Upjohn's obligations with respect to the Upjohn Options and the Deferred Awards, as so amended, and shall take all actions necessary to reserve for issuance a sufficient number of shares of Newco Common Stock for delivery under the assumed Upjohn Stock Option Plans and the Deferred Awards; and (iii) Newco shall issue to each holder of an outstanding Upjohn Option a document evidencing the foregoing assumption by Newco and setting forth such holder's rights in respect thereof. As soon as practicable after the Effective Time, to the extent necessary to provide for registration of shares of Newco Common Stock subject to Substitute Options or Deferred Awards, Newco shall file a registration statement on Form S-8 (or any successor form) with respect to such shares of Newco Common Stock. With respect to individuals who, subsequent to the Transactions, will be subject to the requirements under
Section 16(a) of the Exchange Act (as hereinafter defined), where applicable, Newco shall administer the assumed Upjohn Stock Option Plans in a manner that complies with Rule 16b-3 under the Exchange Act.

     SECTION 2.05. Shares of Dissenting Holders of Upjohn Series B Preferred Stock. Notwithstanding any provision of this Agreement to the contrary, shares of Upjohn Series B Preferred Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares of Upjohn Series B Preferred Stock in accordance with Section 262 of the DGCL

(collectively, the "Dissenting Upjohn Series B Preferred Shares") shall not be converted into or represent the right to receive shares of Newco Series A Preferred Stock. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Upjohn Series B Preferred Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Upjohn Series B Preferred Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Dissenting Upjohn Series B Preferred Shares under such
Section 262 shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, shares of Newco Series A Preferred Stock, without any interest thereon, upon surrender, in the manner provided in Section 2.02 of this Agreement, of the Preferred Stock Certificate or Certificates that formerly evidenced such shares of Upjohn Series B Preferred Stock.

                                  ARTICLE III

                           THE PHARMACIA TRANSACTION

     SECTION 3.01. The Exchange Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Section 10.01, Newco shall commence the Exchange Offer on or as soon as practicable after the Registration Statement Effective Date (the "Exchange Offer Commencement Date") as contemplated by the Disclosure Documents (as hereinafter defined) and otherwise in accordance with applicable Laws. Pursuant to the Exchange Offer, (i) Newco shall offer to exchange for each Pharmacia Share, subject to the conditions set forth below, one share of Newco Common Stock or one SDS and (ii) Newco shall offer to exchange for each ADS, subject to the conditions set forth below, one share of Newco Common Stock (the "Exchange Offer Ratio"). The obligation of Newco to accept for payment and pay for Pharmacia Shares tendered pursuant to the Exchange Offer shall be subject only to this Agreement not having been terminated pursuant to Section 10.01 and the satisfaction or waiver, if permissible and effected as provided in Section 10.04, of (i) the condition that a number of Pharmacia Shares representing more than 90% of the number of shares and voting power of the then outstanding Pharmacia Securities shall have been validly tendered and not withdrawn prior to the expiration of the Exchange Offer (the "Minimum Condition"), (ii) the condition that this Agreement shall have been adopted by the requisite affirmative vote of the stockholders of Upjohn in accordance with the DGCL and Upjohn's Restated Certificate of Incorporation and By-Laws (the "Upjohn Stockholder Approval Condition") and (iii) the other conditions set forth in Article IX of this Agreement (together with the Minimum Condition and the Upjohn Stockholder Approval Condition, the "Exchange Offer Conditions"). The initial expiration date of the Exchange Offer shall be the date which is 20 Business Days after the Exchange Offer Commencement Date (such date, as it may be extended from time to time as hereinafter provided, the "Expiration Date") and, provided that this Agreement shall not have been terminated in accordance with Article 10.01, shall be extended by Newco from time to time thereafter until such time as all of the Exchange Offer Conditions have been satisfied; provided, however, that after the satisfaction of the Upjohn Stockholder Approval Condition, with the consent of each of Pharmacia and Upjohn, Newco may permit the Exchange Offer to expire at the next scheduled expiration date. Subject only to the conditions set forth above, Newco shall accept for exchange and shall exchange all Pharmacia Securities validly tendered and not withdrawn pursuant to the terms of the Exchange Offer at the earliest practicable time following the Expiration Date.

     (b) On the Exchange Offer Commencement Date, Newco, Pharmacia and Upjohn shall file with the SEC a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to that portion of the Exchange Offer made in the United States. The Schedule 14D-1 shall contain or shall incorporate by reference the Proxy Statement (as hereinafter defined) and forms of the related letter of transmittal and any related summary advertisement (the Schedule 14D-1, the Schedule 14D-9 (as defined below), the Proxy Statement and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Disclosure Documents"). Prior to or substantially contemporaneously with the Exchange Offer Commencement Date, Newco shall also file the Proxy Statement (or such Swedish language translations or summaries thereof as may be necessary and appropriate in Sweden) with the Stockholm Stock Exchange (the "SSE") and with the Financial Supervisory Authority (the "FSA"), as required by the Laws of Sweden.

     (c) Pharmacia shall file with the SEC, not later than the Exchange Offer Commencement Date, a Tender Offer Solicitation/Recommendation Statement on
Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9"), which Schedule 14D-9 shall contain the unconditional and unanimous recommendation by the Board of Directors of Pharmacia that the holders of Pharmacia Securities tender their Pharmacia Securities into the Exchange Offer; provided, however, that the Board of Directors of Pharmacia may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation if the Board of Directors of Pharmacia determines in good faith that failure to so withdraw, modify or change its recommendation would cause the Board of Directors of Pharmacia to breach its fiduciary duties to Pharmacia's stockholders or Pharmacia under applicable Laws after receipt of advice to such effect from independent legal counsel (who may be Pharmacia's regularly engaged independent legal counsel).

     (d) Promptly after the Effective Time, Newco shall designate such number of individuals, rounded up to the next whole number, on the Board of Directors of Pharmacia as shall give Newco representation on the Board of Directors of Pharmacia equal to the product of the total number of non-union directors on the Board of Directors of Pharmacia (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Pharmacia Shares beneficially owned by Newco following the Effective Time bears to the total number of Pharmacia Shares then outstanding, whom Pharmacia shall, subject to compliance with applicable Laws and promptly following the Effective Time and from time to time thereafter, cause to be elected as directors of Pharmacia.

     SECTION 3.02. Depositary. Newco shall appoint a bank or trust company designated by Pharmacia and reasonably satisfactory to Upjohn to act as depositary for the Exchange Offer (the "Depositary").

     SECTION 3.03. Compulsory Acquisition. (a) As soon as practicable after the Effective Time, assuming that the Minimum Condition has been satisfied and not waived, Newco shall, unless the parties mutually agree that there is a more effective method of achieving the objectives described in this Section 3.03 (in which case such method shall be used), contribute all of the Pharmacia Securities owned by it to a newly formed wholly-owned subsidiary organized under the laws of the Kingdom of Sweden ("Swedish Newco") in exchange for all of the capital stock of Swedish Newco, and shall cause Swedish Newco to take all actions necessary and proper under the Swedish Companies Act to commence a process leading to a compulsory acquisition under Section 14:31 of the Swedish Companies Act to acquire all the issued and outstanding Pharmacia Securities not acquired by Newco pursuant to the Exchange Offer. Newco shall, in connection therewith, cause Swedish Newco to act to obtain advance title to such Pharmacia Securities upon deposit of appropriate collateral with the statutory arbitrators, and Newco shall transfer to Swedish Newco cash or other property sufficient to make such deposit.

     (b) In the event of consummation of the Transactions following the waiver of the Minimum Condition effected as provided in Section 10.04, Newco shall, as promptly as practicable following the Effective Time, conduct, directly or indirectly, such other offers (including, without limitation, pursuant to open market purchases) as are necessary to obtain, when aggregated with the number of shares and vote of Pharmacia Shares already owned by it, more than 90% of the number of shares and voting power of the then outstanding Pharmacia Shares. Thereafter, Newco shall take the actions described in Section 3.03(a).

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF UPJOHN

     Upjohn hereby represents and warrants to Pharmacia that:

     SECTION 4.01. Organization and Qualification; Subsidiaries. Each of Upjohn and each subsidiary of Upjohn (the "Upjohn Subsidiaries") has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have an Upjohn Material Adverse Effect (defined below). Each of Upjohn and the Upjohn Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have an Upjohn Material Adverse Effect. For purposes of this Agreement, "Upjohn Material Adverse Effect" means any change in or effect on the business of Upjohn and the Upjohn Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Upjohn and the Upjohn Subsidiaries taken as a whole.

     SECTION 4.02. Certificate of Incorporation and By-Laws. The copies of Upjohn's Restated Certificate of Incorporation and By-Laws that are set forth as exhibits to Upjohn's Form 10-K for the year ended December 31, 1994 are complete and correct copies thereof. Such Restated Certificate of Incorporation and By-Laws are in full force and effect. Upjohn is not in violation of any of the provisions of its Restated Certificate of Incorporation or By-Laws.

     SECTION 4.03. Capitalization. The authorized capital stock of Upjohn consists of (a) 600,000,000 shares of Upjohn Common Stock and (b) 12,000,000 shares of preferred stock, 650,000 shares of which are Series A Participating Cumulative Preferred Stock (the "Upjohn Series A Preferred Stock") and 7,500 shares of which are the Upjohn Series B Preferred Stock. As of August 17, 1995,
(i) 171,688,135 shares of Upjohn Common Stock were issued and outstanding, all of which were validly issued and fully paid and nonassessable, (ii) 18,903,388 shares of Upjohn Common Stock were held in the treasury of Upjohn or by the Upjohn Subsidiaries, (iii) 10,867,250 shares of Upjohn Common Stock were reserved for issuance upon exercise of current stock options granted pursuant to the Upjohn Stock Option Plans and 1,771,299 shares of Upjohn Common Stock were reserved for issuance upon exercise of future grants of stock options, (iv) 650,000 shares of Upjohn Series A Preferred Stock were reserved for issuance under the Rights Agreement, (v) 7,322 shares of Upjohn Series B Preferred Stock were issued and outstanding, all of which were held by State Street Bank and Trust Company, as Trustee and (vi) 7,322,020 shares of Upjohn Common Stock were reserved for issuance upon the conversion of the Upjohn Series B Preferred Stock. As of the date of this Agreement, no shares of Upjohn Series A Preferred Stock are issued and outstanding. Except for the Upjohn Options granted pursuant to the Upjohn Stock Option Plans, the Upjohn Rights Agreement or pursuant to agreements or arrangements described in Section 4.03 of the Disclosure Schedule delivered by Upjohn to Pharmacia prior to the execution of (and forming part of) this Agreement (the "Upjohn Disclosure Schedule"), there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Upjohn is a party or by which Upjohn is bound relating to the issued or unissued capital stock of Upjohn or any Upjohn Subsidiary or obligating Upjohn or any Upjohn Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Upjohn or any Upjohn Subsidiary. All shares of Upjohn Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section
4.03 of the Upjohn Disclosure Schedule, there are no outstanding contractual obligations of Upjohn or any Upjohn Subsidiary to repurchase, redeem or otherwise acquire any shares of Upjohn Common Stock or any capital stock of any Upjohn Subsidiary. Each outstanding share of capital stock of each Upjohn Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Upjohn or another Upjohn Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Upjohn's or such other Upjohn Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have an Upjohn Material Adverse Effect. Except as set forth in
Section 4.03 of the Upjohn Disclosure Schedule, there are no material outstanding contractual obligations of Upjohn or any Upjohn Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Upjohn Subsidiary or any other person, other than guarantees by Upjohn of any indebtedness of any Upjohn Subsidiary.

     SECTION 4.04. Authority Relative to This Agreement. Upjohn has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions (including, without limitation, the Transactions) contemplated herein to be consummated by Upjohn. The execution and delivery of this Agreement by Upjohn and the consummation by Upjohn of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Upjohn are necessary to authorize this Agreement or to consummate such transactions (other than, with respect to the Merger, the adoption of this Agreement by the requisite affirmative vote of the stockholders of Upjohn as required by the DGCL). This Agreement has been duly authorized and validly executed and delivered by Upjohn and constitutes a legal, valid and binding obligation of Upjohn, enforceable against Upjohn in accordance with its terms. Upjohn has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the DGCL and Article VII of the Upjohn Restated Certificate of Incorporation will not apply with respect to or as a result of the Transactions.

     SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Upjohn do not, and the performance of this Agreement by Upjohn will not, (i) conflict with or violate any provision of the Restated Certificate of Incorporation or By-Laws of Upjohn or any equivalent organizational documents of any Upjohn Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree ("Law") applicable to Upjohn or any Upjohn Subsidiary or by which any property or asset of Upjohn or any Upjohn Subsidiary is bound or affected, or (iii), except as set forth in Section 4.05(a) of the Upjohn Disclosure Schedule, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Upjohn or any Upjohn Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would neither, individually or in the aggregate, (A) have an Upjohn Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Upjohn.

     (b) The execution and delivery of this Agreement by Upjohn do not, and the performance of this Agreement by Upjohn will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority ("Governmental Entity"), except (i) for applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the NYSE, state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), the filing of a notification with the European Commission under Council Regulation
(EEC) No. 4064/89, applicable requirements of the Investment Canada Act of 1985, filing and recordation of the Certificate of Merger as required by the DGCL, and as set forth in Section 4.05(b) of the Upjohn Disclosure Schedule and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay consummation of the Transactions, (B) otherwise prevent Upjohn from performing its material obligations under this Agreement, and (C) individually or in the aggregate, have an Upjohn Material Adverse Effect.

     SECTION 4.06. Permits; Compliance. Each of Upjohn and the Upjohn Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Upjohn or any Upjohn Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Upjohn Permits"), except where the failure to have, or the suspension or cancellation of, any of the Upjohn Permits would neither, individually or in the aggregate, (A) have an Upjohn Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Upjohn, and, as of the date of this Agreement, no suspension or cancellation of any of the Upjohn Permits is pending or, to the actual knowledge of the executive officers of Upjohn, threatened, except where the failure to have, or the suspension or cancellation of, any of the Upjohn Permits would neither, individually or in the aggregate, (A) have an Upjohn Material Adverse Effect nor
(B) prevent or materially delay the performance of this Agreement by Upjohn. Neither Upjohn nor any Upjohn Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Upjohn or any Upjohn Subsidiary or by which any property or asset of Upjohn or any Upjohn Subsidiary is bound or affected or (ii) any Upjohn Permits, except for any such conflicts, defaults or violations that would neither, individually or in the aggregate, (A) have an Upjohn Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Upjohn.

     SECTION 4.07. SEC Filings; Financial Statements. (a) Upjohn has filed all forms, reports and documents required to be filed by it under the Exchange Act since January 1, 1993 through the date of this Agreement (collectively, the "Upjohn SEC Reports"). The Upjohn SEC Reports (i) were prepared in accordance with the requirements of the Exchange Act and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Upjohn Subsidiary is subject to the periodic reporting requirements of the Exchange Act.

     (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Upjohn SEC Reports was prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Upjohn and the consolidated Upjohn Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have an Upjohn Material Adverse Effect).

     (c) Except as and to the extent set forth on the consolidated balance sheet of Upjohn and the consolidated Upjohn Subsidiaries as of December 31, 1994, including the notes thereto, neither Upjohn nor any Upjohn Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with United States generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business since December 31, 1994 that would neither, individually or in the aggregate, (A) have an Upjohn Material Adverse Effect nor
(B) prevent or materially delay the performance of this Agreement by Upjohn.

     SECTION 4.08. Absence of Certain Changes or Events. Since January 1, 1995, except as contemplated by or as disclosed in this Agreement, as set forth in Section 4.08 of the Upjohn Disclosure Schedule or as disclosed in any Upjohn SEC Report filed since January 1, 1995, Upjohn and the Upjohn Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Upjohn Material Adverse Effect, (b) any event that could reasonably be expected to prevent or materially delay the performance of this Agreement by Upjohn, (c) any material change by Upjohn in its accounting methods, principles or practices, (d) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Upjohn Common Stock or any redemption, purchase or other acquisition of any of Upjohn's securities other than the regular quarterly dividend on each share of Upjohn Common Stock of $.37 and the regular quarterly dividend on each share of Upjohn Series B Preferred Stock of $629.69, or (e) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Upjohn or any Upjohn Subsidiary except in the ordinary course of business consistent with past practice or except as required by applicable Law.

     SECTION 4.09. Employee Benefit Plans; Labor Matters. (a) With respect to each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended

("ERISA")), maintained or contributed to by Upjohn or any Upjohn Subsidiary, or with respect to which Upjohn or any Upjohn Subsidiary could incur material liability under section 4069, 4212(c) or 4204 of ERISA (the "Upjohn Benefit Plans"), Upjohn will make available to Pharmacia, promptly after the date hereof, a true and complete copy of (i) the most recent annual report (Form
5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Upjohn Benefit Plan, (iii) each trust agreement relating to such Upjohn Benefit Plan,
(iv) the most recent summary plan description for each Upjohn Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to an Upjohn Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Upjohn Benefit Plan qualified under section 401(a) of the Code.

     (b) Except as set forth in Section 4.09(b) of the Upjohn Disclosure Schedule, with respect to the Upjohn Benefit Plans, no event has occurred and, to the knowledge of Upjohn, there exists no condition or set of circumstances in connection with which Upjohn or any Upjohn Subsidiary could be subject to any liability under the terms of such Upjohn Benefit Plans, ERISA, the Code or any other applicable Law which would have an Upjohn Material Adverse Effect.

     (c) Except as set forth in Section 4.09(c) of the Upjohn Disclosure Schedule, neither Upjohn nor any Upjohn Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by Upjohn or any Upjohn Subsidiary and no collective bargaining agreement or other labor union contract is being negotiated by Upjohn or any Upjohn Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Upjohn or any Upjohn Subsidiary pending or threatened in writing which may interfere with the respective business activities of Upjohn or any Upjohn Subsidiary, except where such dispute, strike or work stoppage would not have an Upjohn Material Adverse Effect. As of the date of this Agreement, to the knowledge of Upjohn, none of Upjohn, any Upjohn Subsidiary, or their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of Upjohn or any Upjohn Subsidiary, and there is no charge or complaint against Upjohn or any Upjohn Subsidiary by the National Labor Relations Board or any comparable state or foreign agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not have an Upjohn Material Adverse Effect.

     (d) Upjohn has made available to Pharmacia true and complete (i) copies of all severance and employment agreements with officers of Upjohn and each Upjohn Subsidiary; (ii) copies of all severance programs and policies of Upjohn and each Upjohn Subsidiary with or relating to its employees; and (iii) copies of all plans, programs, agreements and other arrangements of Upjohn and each Upjohn Subsidiary with or relating to its employees which contain change of control provisions.

     (e) Except as provided in Section 4.09 of the Upjohn Disclosure Schedule or as otherwise required by Law, no Upjohn Benefit Plan provides retiree medical or retiree life insurance benefits to any person.

     SECTION 4.10. Accounting and Tax Matters. Neither Upjohn nor, to the knowledge of Upjohn, any of its affiliates has taken or agreed to take any action that would prevent the Merger and the Pharmacia Transaction from qualifying for "pooling of interests" accounting treatment under applicable U.S. and Swedish accounting rules including, without limitation, applicable SEC accounting standards, or would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code or (in conjunction with the acquisition of Pharmacia Shares pursuant to the Exchange Offer) from constituting a transaction qualifying under Section 351(a) of the Code, or would prevent the Exchange Offer (in conjunction with the acquisition of Upjohn Shares pursuant to the Merger) from constituting a transaction qualifying under Section 351(a) of the Code or a transaction in which, for Swedish income tax purposes, neither Newco, Pharmacia nor the Pharmacia stockholders will recognize taxable income or gain. Upjohn is not aware of any agreement, plan or other circumstance that would prevent the Merger or the Exchange Offer from so qualifying under
Section 368(a) or Section 351(a) of the Code or under applicable Swedish tax
Laws.

     SECTION 4.11. Contracts; Debt Instruments. Except as disclosed in the Upjohn SEC Reports or in Section 4.11 of the Upjohn Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of Upjohn and the Upjohn Subsidiaries taken as a whole (each, an "Upjohn Material Contract"). Neither Upjohn nor any Upjohn Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, result in an Upjohn Material Adverse Effect. Set forth in Section 4.11 of the Upjohn Disclosure
Schedule is a description of any material changes to the amount and terms of the indebtedness of Upjohn and its subsidiaries as described in the notes to the financial statements incorporated in Upjohn's Form 10-K for the year ended December 31, 1994.

     SECTION 4.12. Litigation. Except as disclosed in the Upjohn SEC Reports or in Section 4.12 of the Upjohn Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or threatened in writing against Upjohn or any Upjohn Subsidiary before any Governmental Entity that, individually or in the aggregate, is reasonably likely to have an Upjohn Material Adverse Effect. Except as disclosed in the Upjohn SEC Reports or in
Section 4.12 of the Upjohn Disclosure Schedule, in the case of any suit, claim, action, proceeding or investigation relating to Halcion or any environmental matters relating to Upjohn or any Upjohn Subsidiary, there has been no change since January 1, 1995 in the status of any such matters that would be reasonably likely to have an Upjohn Material Adverse Effect. Except as disclosed in the Upjohn SEC Reports or in Section 4.12 of the Upjohn Disclosure Schedule, neither Upjohn nor any Upjohn Subsidiary is subject to any outstanding Order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, would have an Upjohn Material Adverse Effect.

     SECTION 4.13. Environmental Matters. Except as disclosed in the Upjohn SEC Reports or in Section 4.13 of the Upjohn Disclosure Schedule or as would not, individually or in the aggregate, have an Upjohn Material Adverse Effect:

          (a) Upjohn and the Upjohn Subsidiaries (i) are in compliance with all applicable Environmental Laws (defined below), (ii) hold all Environmental Permits (defined below), and (iii) are in compliance with their respective Environmental Permits.

          (b) Neither Upjohn nor any Upjohn Subsidiary has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA (defined below) or any similar state, local or foreign Law.

          (c) Neither Upjohn nor any Upjohn Subsidiary has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (defined below), and to the best knowledge of Upjohn, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto.

     (d) None of the real property owned or leased by Upjohn or any Upjohn Subsidiary is listed or, to the best knowledge of Upjohn, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

     For purposes of this Agreement:

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

     "Environmental Laws" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, as in effect as of the date hereof.

     "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

     "Hazardous Materials" means (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

     SECTION 4.14.  Trademarks, Patents and Copyrights.  Except as set forth in
Section 4.14 of the Upjohn Disclosure Schedule, or to the extent the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, would not have an Upjohn Material Adverse Effect, Upjohn and each of the Upjohn Subsidiaries own or possess adequate licenses or other legal rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, servicemarks, trade secrets, applications for trademarks and for servicemarks, mask works, know-how and other proprietary rights and information used or held for use in connection with the business of Upjohn and the Upjohn Subsidiaries as conducted since December 31, 1992, and as currently conducted or as contemplated to be conducted, and Upjohn is unaware of any assertion or claim challenging the validity of any of the foregoing. The conduct of the business of Upjohn and the Upjohn Subsidiaries as conducted since December 31, 1992, as currently conducted and as contemplated to be conducted did not, does not and will not infringe in any way any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark, mask work or copyright of any third party that, individually or in the aggregate, could have an Upjohn Material Adverse Effect. To Upjohn's knowledge, there are no infringements of any proprietary rights owned by or licensed by or to Upjohn or any Upjohn Subsidiary that, individually or in the aggregate, could have an Upjohn Material Adverse Effect.

     SECTION 4.15. Taxes. Except for such matters that would not have an Upjohn Material Adverse Effect, (a) Upjohn and the Upjohn Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Upjohn and the Upjohn Subsidiaries, (b) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been paid or will be paid, (c) as of the date hereof, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against Upjohn or any of the Upjohn Subsidiaries, and (d) Upjohn and the Upjohn Subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. As used in this Agreement, "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customers' duties, tariffs, and similar charges.

     SECTION 4.16. Rights Agreement. The copy of the Rights Agreement, dated June 17, 1986, between Upjohn and the Bank of New York, as Rights Agent (the "Rights Agreement"), including all amendments and exhibits thereto, that is set forth as an exhibit to Upjohn's Form 10-K for the year ended December 31, 1994 is a complete and correct copy thereof. Upjohn has taken all necessary action to amend the Rights Agreement, a copy of which amendment is attached hereto as Exhibit A-2, so that neither the execution of this Agreement nor the consummation of the Merger will (a) cause the Rights issued pursuant to the Rights Agreement to become exercisable, (b) cause Volvo, Stattum, Pharmacia, Newco or Newco Sub to become an Acquiring Person (as such term is defined in the Rights Agreement) or (c) give rise to a Distribution Date or a Triggering Event (as each term is defined in the Rights Agreement).

     SECTION 4.17. Opinion of Financial Advisor. Goldman, Sachs & Co. ("Goldman Sachs") has delivered to Upjohn its oral opinion to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to Upjohn's stockholders, which opinion will be confirmed in writing (and accompanied by an authorization to include such opinion in the Disclosure Documents) promptly after the date hereof. Upjohn will, promptly after receipt of such written opinion, deliver a signed copy of such written opinion to Pharmacia.

     SECTION 4.18. Brokers. No broker, finder or investment banker (other than Goldman Sachs and The Monitor Company) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Upjohn. Upjohn has heretofore made available to Pharmacia a complete and correct copy of all agreements between Upjohn and Goldman Sachs and between Upjohn and The Monitor Company pursuant to which such firms would be entitled to any payment relating to the Transactions.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF PHARMACIA

     Pharmacia hereby represents and warrants to Upjohn that:

     SECTION 5.01. Organization and Qualification; Subsidiaries. Each of Pharmacia and each subsidiary of Pharmacia (the "Pharmacia Subsidiaries") has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Pharmacia Material Adverse Effect (defined below). Each of Pharmacia and the Pharmacia Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Pharmacia Material Adverse Effect. For purposes of this Agreement, "Pharmacia Material Adverse Effect" means any change in or effect on the business of Pharmacia and the Pharmacia Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Pharmacia and the Pharmacia Subsidiaries taken as a whole.

     SECTION 5.02. Corporate Organization Documents. The copies of Pharmacia's Articles of Association and all other corporate organization documents that are set forth as exhibits to Pharmacia's Form 20-F for the year ended December 31, 1994 are complete and correct copies thereof. Such Articles of Association and all other corporate organization documents are in full force and effect. Pharmacia is not in violation of any of the provisions of its Articles of Association or other corporate organization documents.

     SECTION 5.03. Capitalization. The authorized share capital of Pharmacia consists of a minimum of SEK 2,775,000,000 and a maximum of SEK 11,100,000,000 to be issued in Pharmacia Class A Shares and Pharmacia Class B Shares. As of the date hereof, (i) 164,724,715 Pharmacia Class A Common Shares are issued and outstanding, all of which are validly issued and fully paid and (ii) 91,027,398 Pharmacia Class B Common Shares are issued and outstanding, all of which are validly issued and fully paid. There are no warrants or other rights, arrangements or commitments of any character to which Pharmacia is a party or by which Pharmacia is bound relating to the issued or unissued capital stock of Pharmacia or any Pharmacia Subsidiary or obligating Pharmacia or any Pharmacia Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Pharmacia or any Pharmacia Subsidiary. There are no outstanding contractual obligations of Pharmacia or any Pharmacia Subsidiary to redeem or otherwise acquire any Pharmacia Shares or any capital stock of any Pharmacia Subsidiary. Each outstanding share of capital stock of each Pharmacia Subsidiary is duly authorized, validly issued and fully paid and each such share owned by Pharmacia or another Pharmacia Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Pharmacia's or such other Pharmacia Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have a Pharmacia Material Adverse Effect. There are no material outstanding contractual obligations of Pharmacia or any Pharmacia Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Pharmacia Subsidiary or any other person, other than guarantees by Pharmacia of any indebtedness of any Pharmacia Subsidiary.

     SECTION 5.04. Authority Relative to This Agreement. Pharmacia has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions (including, without limitation, the Transactions) contemplated herein to be consummated by Pharmacia. The execution and delivery of this Agreement by Pharmacia and the consummation by Pharmacia of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Pharmacia are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly authorized and validly executed and delivered by Pharmacia and constitutes a legal, valid and binding obligation of Pharmacia, enforceable against Pharmacia in accordance with its terms.

     SECTION 5.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Pharmacia do not, and the performance of this Agreement by Pharmacia will not, (i) conflict with or violate any provision of the Articles of Association or other corporate organization documents of Pharmacia or any equivalent organizational documents of any Pharmacia Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made, conflict with or violate any Law applicable to Pharmacia or any Pharmacia Subsidiary or by which any property or asset of Pharmacia or any Pharmacia Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Pharmacia or any Pharmacia Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would neither, individually or in the aggregate, (A) have a Pharmacia Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Pharmacia.

     (b) The execution and delivery of this Agreement by Pharmacia do not, and the performance of this Agreement by Pharmacia will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements of the SSE, the FSA, the Exchange Act, the Securities Act, Blue Sky Laws, the NYSE and state takeover laws, the pre-merger notification requirements of the HSR Act, the filing of a notification with the European Commission under Council Regulation (EEC) No. 4064/89, the filing of a request with the Stockholm District Court with regard to the compulsory acquisition described in Section 3.03, applicable requirements of the Investment Canada Act of 1985 and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay consummation of the Transactions, (B) otherwise prevent Pharmacia from performing its material obligations under this Agreement, and (C) individually or in the aggregate, have a Pharmacia Material Adverse Effect.

     SECTION 5.06. Permits; Compliance. Each of Pharmacia and the Pharmacia Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Pharmacia or any Pharmacia Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Pharmacia Permits"), except where the failure to have, or the suspension or cancellation of, any of the Pharmacia Permits would neither, individually or in the aggregate, (A) have a Pharmacia Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Pharmacia, and, as of the date of this Agreement, no suspension or cancellation of any of the Pharmacia Permits is pending or, to the actual knowledge of the executive officers of Pharmacia, threatened, except where the failure to have, or the suspension or cancellation of, any of the Pharmacia Permits would neither, individually or in the aggregate, (A) have a Pharmacia Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Pharmacia. Neither Pharmacia nor any Pharmacia Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Pharmacia or any Pharmacia Subsidiary or by which any property or asset of Pharmacia or any Pharmacia Subsidiary is bound or affected or (ii) any Pharmacia Permits, except for any such conflicts, defaults or violations that would neither, individually or in the aggregate, (A) have a

Pharmacia Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Pharmacia.

     SECTION 5.07. Stock Exchange and SEC Filings; Financial Statements. (a) Pharmacia has filed all forms, reports and documents required to be filed by it under the Exchange Act or with the SSE since January 1, 1993 through the date of this Agreement (collectively, the "Pharmacia Reports"). The Pharmacia Reports
(i) were prepared in accordance with the requirements of the Exchange Act, the SSE or Swedish Laws or regulations, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Pharmacia Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the FSA, the SSE or any other comparable Governmental Entity.

     (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Pharmacia Reports was prepared in accordance with Swedish generally accepted accounting principles and, where indicated therein, was reconciled to U.S. generally accepted accounting principles, in each case applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Pharmacia and the consolidated Pharmacia Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Pharmacia Material Adverse Effect).

     (c) Except as and to the extent set forth on the consolidated balance sheet of Pharmacia and the consolidated Pharmacia Subsidiaries as of December 31, 1994, including the notes thereto, neither Pharmacia nor any of the Pharmacia Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with Swedish generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business since December 31, 1994 that would neither, individually or in the aggregate, (A) have a Pharmacia Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Pharmacia.

     SECTION 5.08. Absence of Certain Changes or Events. Since January 1, 1995, except as contemplated by or as disclosed in this Agreement or as disclosed in any Pharmacia Report filed since January 1, 1995, Pharmacia and the Pharmacia Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been
(a) any Pharmacia Material Adverse Effect, (b) any event that could reasonably be expected to prevent or materially delay the performance of this Agreement by Pharmacia, (c) any material change by Pharmacia in its accounting methods, principles or practices, (d) any declaration, setting aside or payment of any dividend or distribution in respect of the Pharmacia Shares or any redemption, purchase or other acquisition of any of Pharmacia's securities other than the regular annual dividend on each Pharmacia Share of SEK 2.60, or (e) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Pharmacia or any Pharmacia Subsidiary except in the ordinary course of business consistent with past practice or except as required by applicable law.

     SECTION 5.09. Employee Benefit Plans; Labor Matters. (a) Pharmacia will make available to Upjohn, promptly after the date hereof, a true and complete copy of each employee benefit plan, program, arrangement and contract maintained by Pharmacia or any Pharmacia Subsidiary for the benefit of any current or former employee, officer or director of Pharmacia or any Pharmacia Subsidiary or with respect to which Pharmacia or any Pharmacia Subsidiary could incur material liability (the "Pharmacia Benefit Plans"), and each material document prepared in connection with each Pharmacia Benefit Plan. With respect to each

Pharmacia Benefit Plan maintained for the benefit of employees in the United States, Pharmacia will make available to Upjohn, promptly after the date hereof, a true and complete copy of the items listed in Section 4.09(a)(i), (ii), (iii),
(iv), (v) and (vi) hereof.

     (b) With respect to the Pharmacia Benefit Plans, no event has occurred and, to the knowledge of Pharmacia, there exists no condition or set of circumstances in connection with which Pharmacia or any Pharmacia Subsidiary could be subject to any liability under the terms of such Pharmacia Benefit Plans or any applicable Law which would have a Pharmacia Material Adverse Effect.

     (c) In addition to the foregoing, and except as would not have a Pharmacia Material Adverse Effect, with respect to each Pharmacia Benefit Plan that is not subject to United States Law (a "Foreign Benefit Plan"):

          (i) all employer and employee contributions to each Foreign Benefit Plan required by Law or by the terms of such Foreign Benefit Plan have been made, or if applicable, accrued in accordance with normal accounting practices and a pro rata contribution for the period from the date hereof to and including the Effective Time has been made or accrued in accordance with normal accounting principles;

          (ii) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and

          (iii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

     (d) Except as set forth in Section 5.09(d) of the Disclosure Schedule delivered by Pharmacia to Upjohn prior to the execution of (and forming part of) this Agreement (the "Pharmacia Disclosure Schedule"), and except for such collective bargaining or other labor union contracts applicable to employees of Pharmacia or any Pharmacia Subsidiary located outside of Sweden (copies of which Pharmacia undertakes to provide to Upjohn as soon as practicable after the date hereof), neither Pharmacia nor any Pharmacia Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by Pharmacia or any Pharmacia Subsidiary and no collective bargaining agreement or other labor union contract is being negotiated by Pharmacia or any Pharmacia Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Pharmacia or any Pharmacia Subsidiary pending or threatened in writing that may interfere with the respective business activities of Pharmacia or any Pharmacia Subsidiary, except where such dispute, strike or work stoppage would not have a Pharmacia Material Adverse Effect. As of the date of this Agreement, to the knowledge of Pharmacia, none of Pharmacia, any Pharmacia Subsidiary, or their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of Pharmacia or any Pharmacia Subsidiary, and there is no charge or complaint against Pharmacia or any Pharmacia Subsidiary by the National Labor Relations Board or any comparable state or foreign agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not have a Pharmacia Material Adverse Effect.

     (e) Pharmacia will make available to Upjohn, promptly after the date hereof, true and complete (i) copies of all severance and employment agreements with the twenty most highly compensated officers of Pharmacia and the Pharmacia Subsidiaries (taken as a whole); (ii) copies of all severance programs and policies of Pharmacia with or relating to its twenty most highly compensated officers and (iii) copies of all plans, programs, agreements and other arrangements of Pharmacia and the Pharmacia Subsidiaries (taken as a whole) with or relating to their twenty most highly compensated officers which contain change of control provisions.

     (f) Except as otherwise required by Law, no Pharmacia Benefit Plan provides retiree medical or retiree life insurance benefits to any person.

     SECTION 5.10. Accounting and Tax Matters. Neither Pharmacia nor, to the knowledge of Pharmacia, any of its affiliates has taken or agreed to take any action that would prevent the Merger and the Pharmacia Transaction from qualifying for "pooling of interests" accounting treatment under applicable U.S. and Swedish accounting rules including, without limitation, applicable SEC accounting standards or would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code or (in conjunction with the acquisition of Pharmacia Shares pursuant to the Exchange Offer) from constituting a transaction qualifying under Section 351(a) of the Code, or would prevent the Exchange Offer (in conjunction with the acquisition of Upjohn Shares pursuant to the Merger) from constituting a transaction qualifying under Section 351(a) of the Code or a transaction in which, for Swedish income tax purposes, neither Newco, Pharmacia nor the Pharmacia stockholders will recognize taxable income or gain. Pharmacia is not aware of any agreement, plan or other circumstance that would prevent the Merger or the Exchange Offer from so qualifying under Section 368(a) or Section 351(a) of the Code or under applicable Swedish tax Laws.

     SECTION 5.11. Contracts; Debt Instruments. Except as disclosed in the Pharmacia Reports or in Section 5.11 of the Pharmacia Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of Pharmacia and the Pharmacia Subsidiaries taken as a whole (each, a "Pharmacia Material Contract"). Neither Pharmacia nor any Pharmacia Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, result in a Pharmacia Material Adverse Effect. Set forth in Section 5.11 of the Pharmacia Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of Pharmacia and its subsidiaries as described in Pharmacia's Form 20-F for the year ended December 31, 1994.

     SECTION 5.12.  Litigation.  Except as disclosed in Pharmacia Reports or in
Section 5.12 of the Pharmacia Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or threatened in writing against Pharmacia or any Pharmacia Subsidiary before any Governmental Entity which, individually or in the aggregate, is reasonably likely to have a Pharmacia Material Adverse Effect. Except as disclosed in the Pharmacia Reports or in
Section 5.12 of the Pharmacia Disclosure Schedule, in the case of any suit, claim, action, proceeding or investigation relating to Pharmacia's operations in, or present or former personnel in, Italy, there has been no change since December 31, 1994 in the status of any such matters that would be reasonably likely to have a Pharmacia Material Adverse Effect. Except as disclosed in the Pharmacia Reports or in Section 5.12 of the Pharmacia Disclosure Schedule, neither Pharmacia nor any Pharmacia Subsidiary is subject to any outstanding Order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, would have a Pharmacia Material Adverse Effect.

     SECTION 5.13. Environmental Matters. Except as disclosed in the Pharmacia Reports or as would not, individually or in the aggregate, have a Pharmacia Material Adverse Effect:

          (a) Pharmacia and the Pharmacia Subsidiaries (i) are in compliance with all applicable Environmental Laws, (ii) hold all Environmental Permits, and (iii) are in compliance with its Environmental Permits.

          (b) None of Pharmacia or any Pharmacia Subsidiary has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA or any similar state, local or foreign Law.

          (c) None of Pharmacia or any Pharmacia Subsidiary has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials, and to the best knowledge of Pharmacia, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto.

          (d) None of the real property owned or leased by Pharmacia or any Pharmacia Subsidiary is listed or, to the best knowledge of Pharmacia, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

     SECTION 5.14.  Trademarks, Patents and Copyrights.  Except as set forth in
Section 5.14 of the Pharmacia Disclosure Schedule, or to the extent the inaccuracy of any of the following (or the conditions giving rise to such inaccuracy), individually or in the aggregate, would not have a Pharmacia Material Adverse Effect, Pharmacia and the Pharmacia Subsidiaries own or possess adequate licenses or other legal rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, servicemarks, trade secrets, applications for trademarks and for servicemarks, mask works, know-how and other proprietary rights and information used or held for use in connection with the business of Pharmacia and the Pharmacia Subsidiaries as conducted since December 31, 1992, and as currently conducted or as contemplated to be conducted, and Pharmacia is unaware of any assertion or claim challenging the validity of any of the foregoing. The conduct of the business of Pharmacia and the Pharmacia Subsidiaries as conducted since December 31, 1992, as currently conducted and as contemplated to be conducted did not, does not and will not infringe in any way any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark, mask work or copyright of any third party that, individually or in the aggregate, could have a Pharmacia Material Adverse Effect. To Pharmacia's knowledge, there are no infringements of any proprietary rights owned by or licensed by or to Pharmacia or any Pharmacia Subsidiary that, individually or in the aggregate, could have a Pharmacia Material Adverse Effect.

     SECTION 5.15. Taxes. Except for such matters that would not have a Pharmacia Material Adverse Effect, (a) Pharmacia and its subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Pharmacia and its subsidiaries, (b) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been paid or will be paid, (c) as of the date hereof, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against Pharmacia or its subsidiaries, and (d) Pharmacia and its subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.

     SECTION 5.16. Opinion of Financial Advisor. Morgan Stanley & Co. Limited ("Morgan Stanley") has delivered to Pharmacia its written opinion to the effect that, as of the date of this Agreement, the Exchange Offer Ratio is fair to Pharmacia's stockholders from a financial point of view. Morgan Stanley has authorized the inclusion of its opinion in the Disclosure Documents, and Pharmacia will promptly, after the date of this Agreement, deliver a signed copy of such opinion to Upjohn.

     SECTION 5.17. Brokers. No broker, finder or investment banker (other than Morgan Stanley and Enskilda, Skandinaviska Enskilda Banken ("Enskilda")) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Pharmacia. Pharmacia has heretofore made available to Upjohn a complete and correct copy of all agreements between Pharmacia and Morgan Stanley and between Pharmacia and Enskilda pursuant to which such firms would be entitled to any payment relating to the Transactions.

                                   ARTICLE VI

             REPRESENTATIONS AND WARRANTIES OF NEWCO AND NEWCO SUB

     Newco and Newco Sub hereby jointly and severally represent and warrant to Pharmacia and Upjohn that:

     SECTION 6.01. Organization and Qualification; Subsidiaries. Each of Newco and Newco Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Newco and Newco Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary. Neither Newco nor Newco Sub has any subsidiaries other than, in the case of Newco, Newco Sub.

     SECTION 6.02. Certificate of Incorporation and By-Laws. Each of Newco and Newco Sub has heretofore made available to each of Pharmacia and Upjohn a complete and correct copy of its Certificate of Incorporation and By-Laws. Such Certificates of Incorporation and By-Laws are in full force and effect. Neither Newco nor Newco Sub is in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

     SECTION 6.03. Capitalization. (a) As of the date of this Agreement, (i) the authorized capital stock of Newco consists of 1,000 shares of Newco Common Stock, (ii) 1,000 shares of Newco Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (iii) Pharmacia and Upjohn each own 500 shares of Newco Common Stock free and clear of all encumbrances of any kind. No shares of Newco capital stock are held in the treasury of Newco. On or prior to the Effective Time, the Certificate of Incorporation of Newco will be amended to provide that the authorized capital stock of Newco will consist of (i) 1,500,000,000 shares of Newco Common Stock and (ii) 100,000,000 shares of preferred stock, of which 7,500 shares will be designated Newco Series A Convertible Perpetual Preferred Stock. As of the Registration Statement Effective Date, 1,000 shares of Newco Common Stock will be issued and outstanding, all of which will be validly issued, fully paid and nonassessable, and no shares of Newco Series A Convertible Perpetual Preferred Stock will be issued or outstanding. Except as provided in this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of either of Newco or obligating Newco to issue or sell any shares of capital stock of, or other equity interests in, Newco. Each share of Newco capital stock is duly authorized, validly issued, fully paid and nonassessable. The Newco Shares to be issued in connection with the Transactions, when issued as contemplated herein, will be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights. The SDSs to be issued in connection with the Pharmacia Transaction, when issued as contemplated herein, will be validly issued. The depositary agreement under which the SDSs will be issued, when the SDSs are issued as contemplated herein, will have been duly authorized, executed and delivered by Newco and will constitute a legal, valid and binding obligation of Newco enforceable against Newco in accordance with its terms.

     (b) The authorized capital stock of Newco Sub consists of 1,000 shares of common stock, par value $.01 per share, of Newco Sub (the "Newco Sub Common Stock"). As of the date of this Agreement, 1,000 shares of Newco Sub Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. Each issued and outstanding share of Newco Sub Common Stock is owned by Newco, free and clear of all encumbrances of any kind. No shares of Newco Sub Common Stock are held in the treasury of Newco Sub. There are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Newco Sub or obligating either of them to issue or sell any shares of capital stock of, or other equity interests in, Newco Sub. As of the Effective Time, all of the outstanding shares of capital stock of the Surviving Corporation will be duly authorized, validly issued, fully paid and nonassessable and will be owned by Newco, free and clear of all encumbrances of any kind.

     SECTION 6.04. Authority Relative to This Agreement. Each of Newco and Newco Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions (including, without limitation, the Transactions) contemplated herein to be consummated by it. The execution and delivery of this Agreement by each of Newco and Newco Sub and the consummation by each of Newco and Newco Sub of such transactions have been duly and validly authorized by all necessary corporate action (including, in the case of Newco Sub, the approval of Newco as sole stockholder of Newco Sub) and no other corporate proceedings on the part of either Newco or Newco Sub are necessary to authorize this Agreement or to consummate such Transactions. This Agreement has been duly authorized and validly executed and delivered by each of Newco and Newco Sub and constitutes a legal, valid and binding obligation of each of Newco and Newco Sub, enforceable against each of Newco and Newco Sub in accordance with its terms.

     SECTION 6.05. No Conflict. The execution and delivery of this Agreement by each of Newco and Newco Sub do not, and the performance of this Agreement by each of Newco and Newco Sub will not, conflict with or violate any provision of the Newco or Newco Sub Certificate of Incorporation or By-laws.

     SECTION 6.06. No Activities. Except for obligations or liabilities incurred in connection with its respective incorporation or organization and the Transactions, neither Newco nor Newco Sub has incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

                                  ARTICLE VII

                                   COVENANTS

     SECTION 7.01. Conduct of Business by Upjohn Pending the Closing. Upjohn agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 7.01 of the Upjohn Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Pharmacia shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, (1) the businesses of Upjohn and the Upjohn Subsidiaries shall be conducted only in, and Upjohn and the Upjohn Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (2) Upjohn shall use its reasonable best efforts to keep available the services of such of the current officers, significant employees and consultants of Upjohn and the Upjohn Subsidiaries and to preserve the current relationships of Upjohn and the Upjohn Subsidiaries with such of the customers, suppliers and other persons with which Upjohn or any Upjohn Subsidiary has significant business relations as Upjohn deems reasonably necessary in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 7.01 of the Upjohn Disclosure Schedule or as contemplated by any other provision of this Agreement, the Board of Directors of Upjohn shall not (unless required by applicable Laws or stock exchange regulations) cause or permit Upjohn or any Upjohn Subsidiary to, and shall neither cause nor permit any of Upjohn's affiliates (over which it exercises control), or any of their officers, directors, employees and agents to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following, without the prior written consent of Pharmacia, which consent shall not be unreasonably withheld or delayed:

          (a) amend or otherwise change its Restated Certificate of Incorporation or By-laws or equivalent organizational documents;

          (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, (i) any shares of capital stock of Upjohn or any Upjohn Subsidiary of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Upjohn or any Upjohn Subsidiary (except for the issuance of (A) a maximum of 10,867,250 shares of Upjohn Common Stock issuable pursuant to the Upjohn Options outstanding on the date of this Agreement and the issuance, in the ordinary course of business and consistent with past practice, of the Upjohn Options to purchase a maximum of 1,771,299 shares of Upjohn Common Stock pursuant to the Upjohn Stock Option Plans in effect on the date of this Agreement and the shares of Upjohn Common Stock issuable pursuant to such Upjohn Options, in accordance with the terms of the Upjohn Stock Option Plan; (B) a maximum of 650,000 shares of Upjohn Series A Preferred Stock pursuant to the Rights Agreement; (C) a maximum of 7,322,020 shares of Upjohn Common Stock issuable upon conversion of the Upjohn Series A Preferred Stock or the Upjohn Series B Preferred Stock; (D) subject to Section 7.01(f), any securities required by virtue of (x) the Upjohn Incentive Programs and (y) the Upjohn Deferred Compensation Plan for Directors; and (E) a maximum of 6,653,523 rights to purchase shares of Upjohn Series A Preferred Stock issuable in connection with issuances of Upjohn Common Stock made in accordance with this Section 7.01(b)); or

     (ii) any property or assets of Upjohn or any Upjohn Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than (i) any regular quarterly dividend declared and paid in accordance with past practice and not in excess of $.37 per share of Upjohn Common Stock for any fiscal quarter ending prior to September 30, 1995, (ii) a quarterly dividend not in excess of $.39 per share of Upjohn Common Stock for the fiscal quarter ending December 31, 1995 and any subsequent quarter and (iii) regular quarterly cash dividends not in excess of $629.69 per share of Upjohn Series B Preferred Stock;

          (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, person or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice and any other acquisitions for consideration that are not, in the aggregate, in excess of $250,000,000; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice or incurred to refinance outstanding indebtedness for borrowed money existing on the date of this Agreement or other indebtedness for borrowed money with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $200,000,000; (iii) terminate, cancel or request any material change in, or agree to any material change in any Upjohn Material Contract or enter into any contract or agreement material to the business, results of operations or financial condition of Upjohn and the Upjohn Subsidiaries taken as a whole, in either case other than in the ordinary course of business, consistent with past practice; (iv) make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, in excess of $350,000,000 for Upjohn and the Upjohn Subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 7.01(e);

          (f) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees of Upjohn or any Upjohn Subsidiary who are not officers of Upjohn, or grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Upjohn or any Upjohn Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except as contemplated by this Agreement or to the extent required by applicable Law or the terms of a collective bargaining agreement;

          (g) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice;

          (h) waive, release, assign, settle or compromise any material claims or litigation;

          (i) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability; or

          (j) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

     SECTION 7.02.  Conduct of Business by Pharmacia Pending the
Closing. Pharmacia agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 7.02 of the Pharmacia Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Upjohn shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, (1) the business of Pharmacia and the Pharmacia Subsidiaries shall be conducted only in, and the Pharmacia and the Pharmacia Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (2) Pharmacia shall use its reasonable best efforts to keep available the services of such of the current officers, significant employees and consultants of Pharmacia and the Pharmacia Subsidiaries and to preserve the current relationships of Pharmacia and the Pharmacia Subsidiaries with such of the customers, suppliers and other persons with which Pharmacia or any Pharmacia Subsidiary has significant business relations as Pharmacia deems reasonably necessary in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 7.02 of the Pharmacia Disclosure Schedule or as contemplated by any other provision of this Agreement, the Board of Directors of Pharmacia shall not (unless required by applicable Laws or stock exchange regulations) cause or permit Pharmacia or any Pharmacia Subsidiary to, and shall neither cause nor permit any of Pharmacia's affiliates (over which it exercises control), or any of their officers, directors, employees and agents to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Upjohn, which consent shall not be unreasonably withheld or delayed:

          (a) amend or otherwise change its Articles of Association or equivalent organizational documents;

          (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, (i) any shares of capital stock of Pharmacia or any Pharmacia Subsidiary of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Pharmacia or any Pharmacia Subsidiary or (ii) any property or assets of Pharmacia or any Pharmacia Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

          (c) recommend to its stockholders that the stockholders declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than any regular dividends declared and paid in accordance with past practice and not in excess of SEK 2.60 per Pharmacia Share;

          (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, person or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice and any other acquisitions for consideration that are not, in the aggregate, in excess of $250,000,000; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice or incurred to refinance outstanding indebtedness for borrowed money existing on the date of this Agreement or other indebtedness for borrowed money with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $200,000,000; (iii) terminate, cancel or request any material change in, or agree to any material change in any Pharmacia Material Contract or enter into any contract or agreement material to the business, results of operations or financial condition of Pharmacia and the Pharmacia Subsidiaries taken as a whole, in either case other than in the ordinary course of business, consistent with past practice; (iv) make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, in excess of $350,000,000 for Pharmacia and the Pharmacia Subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 7.02(e);

          (f) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees of Pharmacia or any

     Pharmacia Subsidiary who are not officers of Pharmacia, or grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Pharmacia or any Pharmacia Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable Law or the terms of a collective bargaining agreement;

          (g) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice;

          (h) waive, release, assign, settle or compromise any material claims or litigation;

          (i) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability; or

          (j) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

     SECTION 7.03. Cooperation; Steering Committee. (a) Pharmacia and Upjohn shall coordinate and cooperate in connection with (i) the preparation of the Registration Statement and the Disclosure Documents, (ii) determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Upjohn Material Contracts or Pharmacia Material Contracts, in connection with the consummation of the Transactions and (iii) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Registration Statement and the Disclosure Documents and timely seeking to obtain any such actions, consents, approvals or waivers.

     (b) Upon the execution and delivery of this Agreement, Pharmacia and Upjohn will establish a committee (the "Steering Committee") for the purpose of, to the extent permitted by applicable Laws, facilitating the efficient combination of the respective businesses of Pharmacia and Upjohn as promptly as practicable following the Effective Time. The Steering Committee will consist of four members, two of whom will be designated by Pharmacia (and will initially be Jan Ekberg and Goran Ando), and two of whom will be designated by Upjohn (and will initially be John L. Zabriskie and Robert C. Salisbury). The Steering Committee will be dissolved as of the Effective Time.

     SECTION 7.04. Notices of Certain Events. Each of Pharmacia and Upjohn shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Transactions, (ii) any notice or other communication from any Governmental Entity in connection with the Transactions, (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened in writing against, relating to or involving or otherwise affecting Pharmacia, Upjohn or their subsidiaries that relate to the consummation of the Transactions; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any Upjohn Material Contract or Pharmacia Material Contract; and (v) any change that is reasonably likely to result in an Upjohn Material Adverse Effect or a Pharmacia Material Adverse Effect or is likely to delay or impede the ability of either Upjohn or Pharmacia to consummate the transactions contemplated by this Agreement or to fulfill its obligations set forth herein.

     SECTION 7.05. Contractual Consents. Prior to or at the Effective Time, each of Pharmacia and Upjohn shall use its reasonable best efforts to prevent the occurrence, as a result of the Transactions, of a change of control or any event which constitutes a default (or an event which with notice or lapse of time or both would become a default) under any material contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it or any of its subsidiaries is a party.

                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

     SECTION 8.01. Registration Statement; Disclosure Documents. (a) As promptly as practicable after the execution of this Agreement, Pharmacia and Upjohn shall jointly prepare and Newco shall file with the SEC a single document that will constitute (i) the proxy statement of Upjohn relating to the special meeting of Upjohn's stockholders (the "Upjohn Stockholders' Meeting") to be held to consider adoption of this Agreement, (ii) the prospectus forming part of the registration statement on Form S-4 of Newco (together with all amendments thereto, the "Registration Statement"), in connection with the registration under the Securities Act of the Newco Common Stock to be issued to the stockholders of Pharmacia and Upjohn pursuant to the Exchange Offer in the United States and the Merger, respectively, and (iii) the offer to purchase to be used by Newco in connection with the Exchange Offer in the United States (such document, together with any amendments thereof or supplements thereto, the "Proxy Statement"). Substantially contemporaneously with the filing of the Proxy Statement with the SEC, copies thereof shall be provided to the National Association of Securities Dealers ("NASD"), the NYSE and the SSE. Pharmacia, Upjohn and Newco each shall use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement (the "Registration Statement Effective Date"), Newco shall take all or any action required under any applicable Laws in connection with the issuance of Newco Common Stock and SDSs pursuant to the Merger and the Exchange Offer. Pharmacia or Upjohn, as the case may be, shall furnish all information concerning Pharmacia or Upjohn as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and Disclosure Documents. As promptly as practicable after the Registration Statement Effective Date, the Proxy Statement will be mailed to the stockholders of Pharmacia and Upjohn, and, in the case of Pharmacia, Swedish language translations or summaries thereof, as may be necessary or appropriate, will be provided to its Swedish stockholders. Pharmacia, Upjohn and Newco shall cause the Disclosure Documents to comply as to form and substance in all material respects with the applicable requirements of
(i) the Exchange Act, including, without limitation, Sections 14(a) and 14(d) thereof and the respective regulations promulgated thereunder, (ii) the NASD, the NYSE, the SSE and the FSA, (iii) the Securities Act, (iv) the NBK Recommendations Concerning Public Offers for the Acquisition of Shares (1988) and (v) the DGCL.

     (b) (i) The Disclosure Documents shall include the unanimous and unconditional recommendation of the Board of Directors of Upjohn to the stockholders of Upjohn that they vote in favor of adoption of this Agreement; provided, however, that the Board of Directors of Upjohn may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation if the Board of Directors of Upjohn determines in good faith that failure to so withdraw, modify or change its recommendation would cause the Board of Directors of Upjohn to breach its fiduciary duties to Upjohn's stockholders under applicable Laws after receipt of advice to such effect from independent legal counsel (who may be Upjohn's regularly engaged independent legal counsel). In addition, the Disclosure Documents will include the opinion of Goldman Sachs referred to in Section 4.17.

     (ii) The Disclosure Documents shall include the unanimous and unconditional recommendation of the Board of Directors of Pharmacia to the stockholders of Pharmacia that they accept the Exchange Offer; provided, however, that the Board of Directors of Pharmacia may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation if the Board of Directors of Pharmacia determines in good faith that failure to so withdraw, modify or change its recommendation would cause the Board of Directors of Pharmacia to breach its fiduciary duties to Pharmacia or Pharmacia's stockholders under applicable Laws after receipt of advice to such effect from independent legal counsel (who may be Pharmacia's regularly engaged independent legal counsel). In addition, the Disclosure Documents will include the opinion of Morgan Stanley referred to in
Section 5.16.

     (c) No amendment or supplement to the Disclosure Documents or the Registration Statement will be made without the approval of Pharmacia and Upjohn, which approval shall not be unreasonably withheld or delayed. Each of Newco, Pharmacia and Upjohn will advise the others, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of Newco Common Stock or the SDSs issuable in connection with the Merger and the Exchange Offer for offering or sale in any jurisdiction, or of any request by the SEC, the NASD, the NYSE, the SSE or the FSA for amendment of the Disclosure Documents or the Registration Statement or comments thereon and responses thereto or requests by the SEC, the SSE or the FSA for additional information.

     (d) The information supplied by Pharmacia for inclusion in the Registration Statement and the Disclosure Documents shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Pharmacia and Upjohn, (iii) the time of the Upjohn Stockholders' Meeting, (iv) the Effective Time and (v) the Expiration Date, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time, any event or circumstance relating to Pharmacia or any Pharmacia Subsidiary, or their respective officers or directors, should be discovered by Pharmacia that should be set forth in an amendment or a supplement to the Registration Statement or Disclosure Documents, Pharmacia shall promptly inform Upjohn. All documents that Pharmacia is responsible for filing in connection with the Transactions will comply as to form and substance in all material aspects with the applicable requirements of the SSE or the FSA, the DGCL, the Securities Act and the Exchange Act.

     (e) The information supplied by Upjohn for inclusion in the Registration Statement and the Disclosure Documents shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Upjohn and Pharmacia, (iii) the time of the Upjohn Shareholder Meeting, (iv) the Effective Time, and (v) the Expiration Date, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Upjohn or any Upjohn Subsidiary, or their respective officers or directors, should be discovered by Upjohn that should be set forth in an amendment or a supplement to the Registration Statement or Disclosure Documents, Upjohn shall promptly inform Pharmacia. All documents that Upjohn is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the DGCL, the Securities Act and the Exchange Act.

     SECTION 8.02. Stockholders' Meeting. Upjohn shall call and hold the Upjohn Stockholders' Meeting as promptly as practicable after the Registration Statement Effective Date for the purpose of voting upon the adoption of this Agreement and Pharmacia, Upjohn and Newco will cooperate with each other to cause the Upjohn Stockholders' Meeting to be held on or proximate to the Expiration Date of the Exchange Offer. Upjohn shall use its reasonable best efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of the adoption of this Agreement, and shall take all other action necessary or advisable to secure the affirmative vote of its stockholders required by the DGCL to secure such adoption, except to the extent that the Board of Directors of Upjohn determines in good faith that doing so would cause the Board of Directors of Upjohn to breach its fiduciary duties to Upjohn's stockholders under applicable Laws after receipt of advice to such effect from independent legal counsel (who may be Upjohn's regularly engaged independent legal counsel).

     SECTION 8.03. Access to Information; Confidentiality. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Pharmacia or Upjohn or any of their respective subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, Pharmacia and Upjohn shall (and shall cause their respective subsidiaries to):
(i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 8.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

     (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement dated May 4, 1995 (the "Confidentiality Agreement") between Pharmacia and Upjohn with respect to the information disclosed pursuant to this Section 8.03.

     SECTION 8.04. No Solicitation of Transactions. (a) Each party to this Agreement will not, directly or indirectly, and will instruct its officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of such party or any of its subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of such party's subsidiaries, to take any such action. Each party to this Agreement shall notify the other parties promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made. Each party to this Agreement immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction and promptly request that all confidential information furnished on behalf of such party be returned. Each party to this Agreement agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

     (b) Notwithstanding anything to the contrary in Section 8.04(a), the Board of Directors of each party to this Agreement may cause such party to furnish information to, and may participate in discussions or negotiations with, any person that, unsolicited by such party, has submitted a written proposal to such Board of Directors relating to a Competing Transaction, in each case to the extent that the Board of Directors of such party determines in good faith that the failure to do so would cause the Board of Directors of such party to breach its fiduciary duties to such party or its stockholders under applicable Laws after receipt of advice to such effect from independent legal counsel (who may be such party's regularly engaged independent legal counsel) and, notwithstanding anything to the contrary contained in this Agreement, any such furnishing of information and participation in discussions or negotiations shall not constitute a breach of this Agreement by such party; provided, however, that any party furnishing such information, or participating in such discussions or negotiations shall notify the other promptly of such action and shall, in any such notice, indicate the identity of the person making the written proposal referred to in this Section 8.04(b) and, in reasonable detail, the terms and conditions of such written proposal.

     (c) Notwithstanding anything to the contrary in Section 8.04(a), the provisions of Section 8.04(a) shall apply to directors of Pharmacia and Upjohn solely in their capacity as directors of Pharmacia and Upjohn, respectively, and no actions taken by such directors in their capacity as officers or directors of any other person shall be deemed to be a violation of Section 8.04(a).

     (d) A "Competing Transaction" means any of the following involving Pharmacia or Upjohn, as the case may be (other than the Transactions contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange transfer or other disposition of 25% or more of the assets of such party and its subsidiaries, taken as a whole or (iii) a tender offer or exchange offer for, or any other acquisition of, 10% or more of the outstanding voting securities of such party.

     SECTION 8.05. Employee Benefits Matters. (a) Annex A hereto sets forth certain agreements among the parties hereto with respect to employee benefits matters and is incorporated herein by this reference.

     (b) Prior to the Effective Time, Upjohn shall amend the Upjohn Employee Savings Plan/Employee Stock Ownership Plan (the "Upjohn Plan") to provide that the execution of this Agreement and the consummation of the Transactions will not constitute a "change of control" (as defined in Section 16 of such Upjohn
Plan) resulting in automatic vesting under the Upjohn Plan.

     SECTION 8.06.  Directors' and Officers' Indemnification and
Insurance. (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions that are set forth, as of the date of this Agreement, in the Restated Certificate of Incorporation and the By-Laws, respectively, of Upjohn, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees, fiduciaries or agents of Upjohn.

     (b) For a period of six years after the Effective Time, Newco shall cause to be maintained in effect the current directors' and officers' liability insurance policies maintained by Upjohn and Pharmacia (provided that Newco may, and in the event of the cancellation or termination of such policies, Newco shall substitute therefor policies reasonably satisfactory to the indemnified parties of at least the same coverage containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events that occurred prior to the Effective Time.

     (c) This Section 8.06 is intended to be for the benefit of, and shall be enforceable by, the indemnified parties, their heirs and personal representatives and shall be binding on Newco and the Surviving Corporation and their respective successors and assigns.

     (d) From and after the Effective Time, Newco agrees that it shall indemnify and hold harmless each present and former director and officer of Upjohn or Pharmacia, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Upjohn or Pharmacia would have been permitted under Delaware or Swedish law, as the case may be, and their charter documents (each as in effect on the date hereof) to indemnify such Indemnified Parties (and Newco shall also advance expenses as incurred to the fullest extent permitted under applicable Law; provided that the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification); and provided, further, that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Delaware or Swedish law and Upjohn or Pharmacia's charter documents shall be made by independent counsel selected by Newco.

     (e) To the extent paragraph (d) shall not serve to indemnify and hold harmless an Indemnified Party, for a period of six years after the date hereof, Newco shall, subject to the terms set forth herein, indemnify and hold harmless, to the fullest extent permitted under applicable Law (and Newco shall also advance expenses as incurred to the fullest extent permitted under applicable Law; provided that the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification), each Indemnified Party against any Costs incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by this Agreement; provided, however, that Newco shall not be required to indemnify any Indemnified Party pursuant hereto if it shall be determined that the Indemnified Party acted in bad faith and not in a manner such Indemnified Party believed to be in or not opposed to the best interests of Upjohn or Pharmacia, as the case may be.

     (f) Any Indemnified Party wishing to claim indemnification under paragraphs
(d) or (e) of this Section 8.06, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Newco thereof, but the failure to so notify shall not relieve Newco of any liability it may have to such Indemnified Party if such failure does not materially prejudice Newco. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Newco shall have the right to assume the defense thereof and Newco shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Newco elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Newco and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Newco shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Newco shall be obligated pursuant to this paragraph (f) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Newco shall not be liable for any settlement effected without its prior written consent; and provided, further, that Newco shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. If such indemnity is not available with respect to any Indemnified Party, then Newco and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

     (g) If Newco or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity or such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of Newco shall assume all of the obligations set forth in this Section 8.06.

     SECTION 8.07. Pooling Affiliates. (a) Not fewer than 45 days prior to the Effective Time, Upjohn shall deliver to Pharmacia a list of names and addresses of those persons who were, in Upjohn's reasonable judgment, at the record date for the Upjohn Stockholders' Meeting, affiliates within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or applicable SEC accounting releases with respect to pooling-of-interests accounting treatment (each such person, a "Pooling Affiliate") of Upjohn. Upjohn shall provide Pharmacia with such information and documents as Pharmacia shall reasonably request for purposes of reviewing such list. Upjohn shall use its reasonable best efforts to deliver or cause to be delivered to the Pharmacia, prior to the Effective Time, an affiliate letter in the form attached hereto as
Exhibit 8.07(a), executed by each of the Pooling Affiliates of Upjohn identified in the foregoing list.

     (b) Not fewer than 45 days prior to the Effective Time, Pharmacia shall deliver to Upjohn a list of names and addresses of those persons who were, in Pharmacia's reasonable judgment, at the record date for the Upjohn Stockholders' Meeting, Pooling Affiliates of Pharmacia. Pharmacia shall provide Upjohn such information and documents as Upjohn shall reasonably request for purposes of reviewing such list. Pharmacia shall use its reasonable best efforts to deliver or cause to be delivered to Upjohn, prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 8.07(b), executed by each of the Pooling Affiliates of Pharmacia identified in the foregoing list.

     SECTION 8.08. Pooling. From and after the date hereof and until the Effective Time, none of Newco, Pharmacia or Upjohn, or any of their respective subsidiaries or other affiliates over which they exercise control, shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger and the Pharmacia Transaction as a "pooling of interests" for accounting purposes. Between the date of this Agreement and the Effective Time, each of Newco, Pharmacia and Upjohn shall take all reasonable actions necessary to cause the Merger and the Pharmacia Transaction to be characterized as a pooling of interests for accounting purposes if such a characterization shall be jeopardized by action taken by Newco, Pharmacia or Upjohn, respectively, prior to the Effective Time.

     SECTION 8.09. Letters of Accountants. (a) Upjohn shall use its reasonable best efforts to cause to be delivered to Pharmacia "comfort" letters of Coopers & Lybrand, Upjohn's independent public accountants, dated and delivered on the Registration Statement Effective Date and as of the Effective Time, and addressed to Pharmacia, in form and substance reasonably satisfactory to Pharmacia and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     (b) Pharmacia shall use its reasonable best efforts to cause to be delivered to Upjohn "comfort" letters of KPMG Bohlins AB ("KPMG Bohlins") (or of an affiliated entity within the KPMG group), and Ohrlings Reveko AB, Pharmacia's independent public accountants, dated and delivered the Registration Statement Effective Date and as of the Effective Time, and addressed to Upjohn, in form and substance reasonably satisfactory to Upjohn and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     SECTION 8.10. Further Action; Consents; Filings. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Transactions, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Pharmacia or Upjohn or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, (iii) make all necessary filings, and thereafter make any other submissions either required or deemed appropriate by each of the parties, with respect to this Agreement and the Transactions required under (A) the rules and regulations of the SSE or the FSA, (B) the Securities Act, the Exchange Act and any other applicable federal or Blue Sky Laws, (C) the HSR Act, (D) Council Regulation (EEC) No. 4064/89 and
(E) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing, and none of the parties will file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting party or to any voluntary delay of the consummation of the Transactions at the behest of any Governmental Entity without the consent and agreement of the other parties to this Agreement, which consent shall not be unreasonably withheld or delayed.

     (b) Without limiting the generality of Section 8.10(a), each of Pharmacia and Upjohn shall:

          (i) take promptly any or all of the following actions to the extent necessary to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable Laws regarding the legality of the Transactions: entering into negotiations, providing information, making proposals, entering into and performing agreements or submitting to judicial or administrative orders, or selling or otherwise disposing of, or holding separate (through the establishment of a trust or otherwise) particular assets or categories of assets, or businesses, of Pharmacia, Upjohn or any of their affiliates; provided, however, neither Pharmacia nor Upjohn shall be obligated to take any action that would have a Pharmacia Material Adverse Effect or an Upjohn Material Adverse Effect, as the case may be, assuming for purposes of this proviso that the Transactions have been consummated;

          (ii) use its best efforts to prevent the entry in a judicial or administrative proceeding brought under any Law by any Government Entity or any other party of any permanent or preliminary injunction or other order (an "Order") that would make consummation of the Transactions in accordance with the terms of this Agreement unlawful or that would prevent or delay such consummation, including, without limitation, taking the steps contemplated by Section 8.10(b)(i); and

          (iii) take promptly, in the event that such an Order has been issued in such a proceeding, any and all steps, including, without limitation, the appeal thereof, the posting of a bond or the steps contemplated by Section 8.10(b)(i), necessary to vacate, modify or suspend such injunction or order so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement.

     SECTION 8.11. Upjohn Rights Plan. Prior to the Effective Time, Upjohn shall take all necessary action (i) to redeem, for $.05 per Right (as defined in the Rights Agreement), all of the outstanding Rights to purchase Upjohn Series A Preferred Stock issued pursuant to the Rights Agreement, effective immediately prior to the Effective Time, and (ii) to ensure that after such redemption (A) none of Upjohn, Newco or Newco Sub shall have any obligations under the Rights or Rights Agreement and (B) none of the holders of the Rights shall have any rights under the Rights or Rights Agreement.

     SECTION 8.12. Newco Organization. (a) Immediately prior to the Effective Time, Newco shall, and Pharmacia and Upjohn shall cause Newco to, take action to
(i) cause the full Board of Directors of Newco at the Effective Time to consist of (A) eight persons who are currently directors of Pharmacia and are mutually agreeable to Pharmacia and Upjohn and (B) eight persons who are currently directors of Upjohn and are mutually agreeable to Pharmacia and Upjohn and (ii) cause to be confirmed as (w) Chairman ("Chairman") of Newco, Jan Ekberg, (x) President and Chief Executive Officer ("CEO") of Newco, John L. Zabriskie, (y) Executive Vice President of Newco, Goran Ando, and (z) Executive Vice President of Newco, Robert C. Salisbury. Pharmacia and Upjohn shall designate the persons who will be the directors of Newco at the Effective Time no later than the Registration Statement Effective Date.

     (b) At the Effective Time, Pharmacia and Upjohn shall cause Newco to have an Executive Management Committee (the "Executive Management Committee") consisting of the Chairman, the CEO and the Executive Vice Presidents of Newco referred to in Section 8.12(a). The CEO shall be the chairman of the Executive Management Committee. The purpose of the Executive Management Committee shall be to enhance communication, coordination, and effective shared decision making among the senior executives of Newco, and the members of such committee shall meet from time to time to consult with each other on key issues relating to the business of Newco. The Executive Management Committee shall be dissolved at such time as the Board of Directors of Newco determines that the synergies expected to be obtained as a result of the combination of the businesses of Pharmacia and Upjohn have been substantially realized.

     (c) As soon as practicable after the Effective Time, but in no event later than six months after the Effective Time, Newco shall establish its corporate management group in the United Kingdom. The officers of Newco shall cause those certain persons as shall be agreed to by Pharmacia and Upjohn prior to the date hereof to have their principal place of business established in the United Kingdom.

     (d) Pharmacia, Upjohn and Newco shall take all action necessary to cause the Restated Certificate of Incorporation and By-laws of Newco, as of the Effective Time, to be in the forms attached hereto as Exhibits A-3 and A-4, respectively. In addition, promptly after the date hereof, Pharmacia and Upjohn shall take all action necessary to cause the name of Newco to be "Pharmacia & Upjohn, Inc".

     SECTION 8.13. Depositary Facility for Newco Common Stock. As soon as practicable after the date hereof, Newco will use its reasonable best efforts to cause a commercial bank to operate a depositary facility in Sweden for the Newco Common Stock. Newco shall pay all fees of such commercial bank relating to the establishment and operation of such depositary facility, including, without limitation, any fees payable in connection with the trading of the SDSs and the distribution of dividends.

     SECTION 8.14. Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not, without the prior written consent of the parties hereto, knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of section 368(a) of the Code or (in conjunction with the acquisition of Pharmacia Shares pursuant to the Exchange Offer) as a transfer of property described in Section 351(a) of the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Exchange Offer (in conjunction with the acquisition of Upjohn Shares pursuant to the Merger) to qualify, and will not, without the prior written consent of the parties hereto, knowingly take any actions or cause any actions to be taken which could prevent the Exchange Offer from qualifying, as a transfer of property described in Section 351(a) of the Code. Following the Effective Time, and consistent with any such consent, none of the Surviving Corporation,

Newco, Pharmacia or any of their affiliates shall knowingly take any action or knowingly cause any action to be taken which would cause the Merger or the Exchange Offer to fail to so qualify as a reorganization under section 368(a) of the Code or as a transfer of property described in Section 351(a) of the Code, as the case may be.

     SECTION 8.15. Public Announcements. The initial press release concerning the Transactions shall be a joint press release and, thereafter, Pharmacia and Upjohn shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any Transaction and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Law or the requirements of the SSE, the NASD, the Securities Exchange Automated Quotation system ("SEAQ"), or the NYSE, in which case the issuing party shall use its reasonable best efforts to consult with the other party before issuing any such release or making any such public statement.

     SECTION 8.16. Obligations of Newco Sub. Newco shall take all action necessary to cause Newco Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

     SECTION 8.17. Stock Exchange Listings and De-listings. Newco shall use its best efforts to cause the shares of Newco Common Stock to be issued in the Merger and the Pharmacia Transaction to be approved for listing on the NYSE, the LSE and the SSE, subject to official notice of issuance, prior to the Effective Time. Newco shall use its best efforts to cause the SDSs to be issued in the Pharmacia Transaction to be approved for listing on the SSE, subject to official notice of issuance, prior to the Effective Time. Upjohn shall use its best efforts to cause the Upjohn Common Stock to be de-listed from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time. Pharmacia shall use its best efforts to cause (i) the Pharmacia Shares to be delisted from the SSE, (ii) the Pharmacia Shares to cease to be quoted on SEAQ, (iii) the designation of the ADSs as NASDAQ National Market Securities to be terminated, and (iv) the Pharmacia Class A Common Shares to be de-registered under the Exchange Act, in each case as soon as permitted under applicable Laws and regulations.

     SECTION 8.18. Maintenance of Certain Facilities. As part of its global capability, Newco intends to retain and develop regional operating centers in each of Stockholm, Sweden, Kalamazoo, Michigan and Milan, Italy.

     SECTION 8.19. Cancellation of Newco Common Stock Owned by Pharmacia and Upjohn. The shares of Newco Common Stock owned by Pharmacia and Upjohn immediately prior to the consummation of the Transactions will be cancelled immediately upon consummation of the Transactions.

                                   ARTICLE IX

                         CONDITIONS TO THE TRANSACTIONS

     SECTION 9.01. Conditions to the Obligations of Each Party to Consummate the Transactions. The obligations of Pharmacia, Upjohn, Newco and Newco Sub to consummate the Transactions, or to permit the consummation of the Transactions, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

          (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC;

          (b) the Proxy Statement shall have been approved by the SSE and no stop order suspending the effectiveness of the Proxy Statement shall have been issued by the SSE and no proceeding for that purpose shall have been initiated by the SSE;

          (c) the Upjohn Stockholder Approval Condition;

          (d) no court of competent jurisdiction shall have issued or entered any Order which is then in effect and has the effect of making any of the Transactions illegal or otherwise prohibiting their consummation;

          (e) any waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act and any other competition, merger control or similar Law, including Council Regulation
     (EEC) No. 4064/89, shall have expired or been terminated;

          (f) all consents, approvals and authorizations required to be obtained to consummate the Transactions shall have been obtained from all Governmental Entities, except where the failure to obtain any such consents, approvals and authorizations would not result in a change in or effect on the business of Upjohn or Pharmacia that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Upjohn, Pharmacia and their respective subsidiaries, taken as a whole;

          (g) each of Coopers & Lybrand, Upjohn's independent public accountants, and KPMG Bohlins (or an affiliate thereof within the KPMG group) will have issued an opinion, addressed to Pharmacia and Upjohn, that each of the Merger and the Pharmacia Transaction will qualify as a "pooling of interests" under applicable U.S. and Swedish accounting rules including, without limitation, applicable SEC accounting standards;

          (h) There shall have been received, each in form and substance reasonably satisfactory to Pharmacia and Upjohn evidence that (i) Upjohn shall have amended the Upjohn Stock Option Plans or taken such other actions as are necessary to render inapplicable the provisions, if any, contained in such plans that provide for the payment of cash by Upjohn in respect of the cancellation of Upjohn Options resulting from the execution of this Agreement and the consummation of the Transactions and to provide in lieu thereof that each unexpired and unexercised Upjohn Option under Upjohn's Stock Option Plans or otherwise granted by Upjohn other than pursuant to any Upjohn Stock Option Plan shall be assumed by Newco at the Effective Time on the terms and conditions set forth in Section 2.04(b) of this Agreement, (ii) Upjohn shall have amended the Upjohn Plan to provide that the execution of this Agreement and the consummation of the Transactions will not constitute a "change of control" (as defined in Section 16 of such Upjohn Plan) resulting in automatic vesting under the Upjohn Plan and (iii) all consents necessary or desirable to preserve for Newco any right or benefit under each note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation listed in Section 4.05(a) of the Upjohn Disclosure Schedule shall have been obtained, except, in the case of clause (iii), where the failure to obtain any such consents would not result in a change in or effect on the business of Upjohn that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Newco and its subsidiaries, taken as a whole;

          (i) (A) Sullivan & Cromwell shall have issued its opinion, addressed to Newco, Upjohn and Pharmacia, based upon customary representations of Upjohn and Newco, and, if required, Pharmacia, and customary assumptions, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Upjohn, Newco and Newco Sub will be a party to the reorganization within the meaning of Section 368(b) of the Code, and/or that the Merger (in conjunction with the acquisition of Pharmacia Shares pursuant to the Exchange Offer) will be treated as a transfer of property described in Section 351(a) of the Code, such opinion to be dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to stockholders of Upjohn and Pharmacia, which opinion shall not have been withdrawn or modified in any material respect;

          (B) Shearman & Sterling shall have issued its opinion, addressed to Newco, Pharmacia and Upjohn, based upon customary representations of Pharmacia, Newco and Upjohn, and customary assumptions, to the effect that the Exchange Offer (in conjunction with the acquisition of Upjohn Shares pursuant to the Merger) will be treated for federal income tax purposes as a transfer of property described in Section 351(a) of the Code, such opinion to be dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to stockholders of Upjohn and Pharmacia, which opinion shall not have been withdrawn in any material respect.

          (C) Mannheimer Swartling and KPMG Bohlins shall have issued their opinion, addressed to Newco, Pharmacia and Upjohn, based upon representations of Pharmacia and assumptions concerning, among other things, the actions of holders of Pharmacia Shares, to the effect that, under the income tax laws of Sweden, none of Newco, Pharmacia or the Pharmacia stockholders will recognize taxable income or gain as a result of the Exchange Offer.

          (j) the shares of Newco Common Stock to be issued pursuant to the Merger and the Exchange Offer shall have been authorized for listing on the NYSE, subject to official notice of issuance, and the SDSs representing the Newco Common Stock shall have been authorized for listing on the SSE; and

          (k) the Minimum Condition.

     SECTION 9.02. Conditions to the Obligations of Upjohn. The obligations of Upjohn to consummate the Transactions, or to permit the consummation of the Transactions, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

          (a) each of the representations and warranties of Pharmacia contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time, except where any such failure or failures to be so true and correct, in the aggregate, would not have a Pharmacia Material Adverse Effect, and except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, except where any such failure or failures to be so true and correct, in the aggregate, would not have a Pharmacia Material Adverse Effect, and Upjohn shall have received a certificate of the Chairman, President or Chief Financial Officer of Pharmacia to such effect; and

          (b) Pharmacia shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Upjohn shall have received a certificate of the Chairman, President or Chief Financial Officer of Pharmacia to that effect.

     SECTION 9.03. Conditions to the Obligations of Pharmacia. The obligations of Pharmacia to consummate the Transactions, or to permit the consummation of the Transactions, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

          (a) each of the representations and warranties of Upjohn contained in this Agreement shall be true and correct as of the Expiration Date, as though made on and as of the Expiration Date, except where any such failure or failures to be so true and correct, in the aggregate, would not have an Upjohn Material Adverse Effect, and except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, except where any such failure or failures to be so true and correct, in the aggregate, would not have an Upjohn Material Adverse Effect, and Pharmacia shall have received a certificate of the Chairman, President or Chief Financial Officer of Upjohn to such effect; and

          (b) Upjohn shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Pharmacia shall have received a certificate of the Chairman, President or Chief Financial Officer of Upjohn to that effect.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 10.01. Termination. This Agreement may be terminated and the Merger and the Exchange Offer may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement, as follows:

          (a) by mutual written consent duly authorized by the Board of Directors of each of Pharmacia and Upjohn;

          (b) by either Pharmacia or Upjohn, if the Effective Time shall not have occurred on or before February 15, 1996; provided, however, that (i) the right to terminate this Agreement under this Section 10.01(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; (ii) if the applicable federal antitrust authority shall seek an Order with respect to the legality of the Transactions under applicable antitrust Laws, this Agreement may be extended prior to the termination hereof by written notice of either Pharmacia or Upjohn to the other to the date that is 30 days following the date on which a ruling with respect to such an Order is entered by a trial court or administrative body; and (iii) if such Order shall have been entered which had the effect of enjoining the consummation of the Transactions and any party hereto shall have commenced an appeal thereof, this Agreement may be extended prior to the termination hereof by written notice of either Pharmacia or Upjohn to the other to the date which is 30 days following the issuance of a decision by the applicable appeals court with respect to such an appeal; provided, further, that, notwithstanding anything to the contrary in this paragraph (b), in no event shall this Agreement be extended beyond May 31, 1996;

          (c) by either Pharmacia or Upjohn, if any Order preventing the consummation of the Merger or the Pharmacia Transaction shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

          (d) by Pharmacia, if (i) the Board of Directors of Upjohn withdraws, modifies or changes its recommendation of this Agreement in a manner adverse to Newco or Pharmacia or shall have resolved to do so, (ii) the Board of Directors of Upjohn shall have recommended to the stockholders of Upjohn a Competing Transaction or shall have resolved to do so, or (iii) a tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of Upjohn is commenced, and the Board of Directors of Upjohn fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

          (e) by Upjohn, if (i) the Board of Directors of Pharmacia withdraws, modifies or changes its recommendation of the Exchange Offer in a manner adverse to Newco or Upjohn or shall have resolved to do so, (ii) the Board of Directors of Pharmacia shall have recommended to the stockholders of Pharmacia a Competing Transaction or shall have resolved to do so, or (iii) a tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of Pharmacia is commenced (other than the Exchange Offer), and the Board of Directors of Pharmacia fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

          (f) by Pharmacia or Upjohn if, (i) this Agreement shall fail to receive the requisite vote for adoption at the Upjohn Stockholders' Meeting or any adjournment or postponement thereof or (ii) the Exchange Offer expires without any Pharmacia Shares having been accepted for payment;

          (g) by Pharmacia, upon a breach of any material representation, warranty, covenant or agreement on the part of Upjohn set forth in this Agreement, or if any representation or warranty of Upjohn shall have become untrue, in either case such that the conditions set forth in Section 9.03 would not be satisfied ("Terminating Upjohn Breach"); provided, however, that, if such Terminating Upjohn Breach is curable by Upjohn through the exercise of its best efforts and for so long as Upjohn continues to exercise such best efforts, Pharmacia may not terminate this Agreement under this Section 10.01(g);

          (h) by Upjohn, upon breach of any material representation, warranty, covenant or agreement on the part of Pharmacia set forth in this Agreement, or if any representation or warranty of Pharmacia shall have become untrue, in either case such that the conditions set forth in Section 9.02 would not be satisfied ("Terminating Pharmacia Breach"); provided, however, that, if such Terminating Pharmacia Breach is curable by Pharmacia through best efforts and for so long as Pharmacia continues to exercise such best efforts, Upjohn may not terminate this Agreement under this Section 10.01(h);

          (i) by Pharmacia, if the Board of Directors of Pharmacia shall, following receipt of advice of independent legal counsel (who may be Pharmacia's regularly engaged independent legal counsel) that failure to so terminate would cause the Board of Directors of Pharmacia to breach its fiduciary duties under applicable Laws, have withdrawn, modified or changed its recommendation of the approval of the Exchange Offer in a manner adverse to Newco or Upjohn and, on or prior to such date, any person (other than Newco or Upjohn) shall have made a public announcement or otherwise communicated to Pharmacia and its stockholders with respect to a Competing Transaction; provided, however, that Pharmacia may not terminate this Agreement pursuant to this subsection (i) until three business days have elapsed following delivery to Upjohn of written notice of such determination of Pharmacia (which written notice will inform Upjohn of the material terms and conditions of the Competing Transaction); provided, further, however, that such termination under this Section 10.01(i) shall not be effective until Pharmacia has made payment to Upjohn of the amounts required to be paid pursuant to Section 10.05(c); or

          (j) by Upjohn, if the Board of Directors of Upjohn shall, following receipt of advice of independent legal counsel (who may be Upjohn's regularly engaged independent legal counsel) that failure to so terminate would cause the Board of Directors of Upjohn to breach its fiduciary duties under applicable Laws, have withdrawn, modified or changed its recommendation of the adoption of this Agreement in a manner adverse to Newco or Pharmacia and, on or prior to such date, any person (other than Newco or Pharmacia) shall have made a public announcement or otherwise communicated to Upjohn and its stockholders with respect to a Competing Transaction; provided, however, that Upjohn may not terminate this Agreement pursuant to this subsection (j) until three business days have elapsed following delivery to Pharmacia of written notice of such determination of Upjohn (which written notice will inform Pharmacia of the material terms and conditions of the Competing Transaction); provided, further, however, that such termination under this Section 10.01(j) shall not be effective until Upjohn has made payment to Pharmacia of the amounts required to be paid pursuant to Section 10.05(b).

     SECTION 10.02. Effect of Termination. Except as provided in Section 11.01, in the event of termination of this Agreement pursuant to Section 10.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Pharmacia, Upjohn, Newco or Newco Sub or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties set forth in Sections 10.05(b), (c) and (d); provided, however, that nothing herein shall relieve any party from liability for the wilful breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement.

     SECTION 10.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the stockholders of Upjohn, no amendment may be made that would reduce the amount or change the type of consideration into which each Upjohn Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 10.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein; provided, however, that Newco and

Newco Sub (x) will waive any of the conditions to the Transactions contained in
Article IX if so directed by Pharmacia and Upjohn, jointly, and (y) may not waive any of such conditions without the prior written consent of each of Upjohn and Pharmacia. Any waiver of a condition set forth in Section 9.01, or any determination that such a condition has been satisfied, will be effective only if made in writing by each of Upjohn and Pharmacia and, unless otherwise specified in such writing, shall thereafter operate as a waiver (or satisfaction) of such condition for any and all purposes of this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 10.05. Expenses. (a) Except as set forth in this Section 10.05, all Expenses (as defined below) incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Merger or the Exchange Offer is consummated, except that Pharmacia and Upjohn each shall pay one-half of all Expenses relating to printing, filing and mailing the Registration Statement and the Disclosure Documents and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Disclosure Documents. "Expenses" as used in this Agreement shall consist of all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Disclosure Documents, the solicitation of stockholder approvals and all other matters related to the closing of the Transactions.

     (b) Upjohn agrees that, if (A) Upjohn shall terminate this Agreement pursuant to Section 10.01(j), (B) (y) Pharmacia shall terminate this Agreement pursuant to Section 10.01(d) and (z) at the time of such termination, any person shall have made a public announcement or otherwise communicated to Upjohn and its stockholders with respect to a Competing Transaction with respect to Upjohn, or (C) (i) Pharmacia shall terminate this Agreement pursuant to Section 10.01(f)(i) due to the failure of the Upjohn Stockholder Approval Condition,
(ii) at the time of such failure, any person shall have made a public announcement or otherwise communicated to Upjohn and its stockholders with respect to a Competing Transaction with respect to Upjohn and (iii) within 12 months thereafter, such Competing Transaction shall be consummated, in each case resulting in a Change of Control (as defined below) of Upjohn, then promptly after such termination, or (in the case of clause (C)) promptly after the consummation of such Competing Transaction, Upjohn shall reimburse Pharmacia for all of its Expenses (upon receipt of reasonable documentation in respect thereof) up to an aggregate amount of $50,000,000. For purposes of this Agreement, the term "Change of Control," with respect to any particular person, shall mean the occurrence of any of the following events with respect to such person: (i) there shall be consummated (A) any merger, consolidation or combination (any, a "Combination") involving such person in which such person is not the continuing or surviving corporation, or pursuant to which shares of such person's voting stock would be converted in whole or in part into cash, other securities or other property, other than a Combination involving such person in which the holders of such person's voting stock immediately prior to the Combination have substantially the same proportionate ownership of voting stock of the surviving corporation immediately after the Combination, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of such person, or (ii) any person, other than such person or a subsidiary thereof or any employee benefit plan sponsored by such person or a subsidiary thereof or a corporation owned, directly or indirectly, by the stockholders of such person in substantially the same proportions in their ownership of stock of such person, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of such person representing 50% or more of the combined voting power of then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise.

     (c) Pharmacia agrees that, if (A) Pharmacia shall terminate this Agreement pursuant to Section 10.01(i), (B) (y) Upjohn shall terminate this Agreement pursuant to Section 10.01(e) and (z) at the time of such termination, any person shall have made a public announcement or otherwise communicated to Pharmacia and its stockholders with respect to a Competing Transaction with respect to Pharmacia or (C)

(i) Upjohn shall terminate this Agreement pursuant to Section 10.01(f)(ii) due to the fact that the Exchange Offer has expired without any Pharmacia Shares having been accepted for payment, (ii) at the time of such failure, any person shall have made a public announcement or otherwise communicated to Pharmacia and its stockholders with respect to a Competing Transaction with respect to Pharmacia and (iii) within 12 months thereafter, such Competing Transaction shall be consummated, in each case resulting in a Change of Control of Pharmacia, then promptly after such termination, or (in the case of clause (C)) promptly after the consummation of such Competing Transaction, Pharmacia shall reimburse Upjohn for all its Expenses (upon receipt of reasonable documentation in respect thereof) up to an aggregate amount of $50,000,000.

     (d) Each of Pharmacia and Upjohn agrees that the payments provided for in Sections 10.05(b) and (c) shall be the sole and exclusive remedies of the parties upon a termination of this Agreement pursuant to Section 10.01(d), (e),
(f), (i) or (j), as the case may be, and such remedies shall be limited to the payments stipulated in Sections 10.05(b) and (c); provided, however, that nothing herein shall relieve any party from liability for the wilful breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement.

     (e) Any payment required to be made pursuant to Sections 10.05(b) or (c) shall be made to the party entitled to receive such payment not later than two business days after delivery to the other party of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment in the notice of demand for payment delivered pursuant to this Section 10.05(e).

     (f) In the event that Pharmacia or Upjohn, as the case may be, shall fail to pay any Expenses when due, the amount of any such Expenses shall be increased to include the costs and expenses actually incurred or accrued by the other (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 10.05, together with interest on such unpaid Expenses, commencing on the date that such Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Prime Rate plus 1.00%.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     SECTION 11.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 10.01, as the case may be, except that the agreements set forth in Articles I, II and III and Sections 8.05(a), 8.06, 8.12, 8.13, 8.17, 8.18 and 8.19 and this
Article XI shall survive the Effective Time, those set forth in Sections 8.03(b), 8.06, and 10.05 and this Article XI shall survive termination, and those set forth in Section 8.15 shall survive for a period of one year after termination of this Agreement. Each party agrees that, except for the representations and warranties contained in this Agreement and the respective Disclosure Schedules, no party hereto has made any other representations and warranties, and each party hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives with respect to the execution and delivery of this Agreement or the transactions contemplated herein, notwithstanding the delivery or disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

     SECTION 11.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy and facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

     if to Pharmacia:

          Pharmacia Aktiebolag
        Frosundaviks Alle 15
        1171 97 Stockholm
        Sweden
        Attention: Mats Lidgard
        Telecopier: 011-46-8-624-5467

     with a copy to:

          Shearman & Sterling
        199 Bishopsgate
        London EC2M 3TY
        England
        Attention: John A. Marzulli, Jr.
        Telecopier: 011-44-171-920-9020

     and a copy to:

          Shearman & Sterling
        599 Lexington Avenue
        New York, NY 10022
        Attention: Clare O'Brien
        Telecopier: (212) 848-7179

     if to Upjohn:

          The Upjohn Company
        7000 Portage Road
        Kalamazoo, Michigan 49001
        Attention: Kenneth M. Cyrus
        Telecopier: (616) 323-4116

     with copies to:

          Sullivan & Cromwell
        125 Broad Street
        New York, New York 10004
        Attention: Neil T. Anderson and Francis J. Aquila
        Telecopier: (212) 558-3588

     SECTION 11.03. Certain Definitions. For purposes of this Agreement, the term:

          (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

          (b) "beneficial owner" with respect to any shares of capital stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock;

          (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York, USA or in Stockholm, Sweden;

          (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

          (e) "knowledge" means, with respect to any matter in question, that the executive officers of Pharmacia or Upjohn, as the case may be, (i) have knowledge of such matter, or (ii) after due investigation, should have known of such matter;

          (f) "person" means an individual, corporation, company, limited liability company, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

          (g) "subsidiary" or "subsidiaries" of any person means any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 11.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

     SECTION 11.05. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Sections 8.06 and 8.13 (the "Third Party Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof.

     SECTION 11.06. Incorporation of Exhibits. The Pharmacia Disclosure Schedule, the Upjohn Disclosure Schedule, Annex A and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

     SECTION 11.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     SECTION 11.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York to the greatest extent permissible by law; provided, however, that the parties specifically agree that all questions of Swedish corporate law and the interpretation thereof (including, without limitation, questions relating to the fiduciary duties of the directors of Pharmacia) shall be governed by the laws of the Kingdom of Sweden.

     SECTION 11.09. Submission to Jurisdiction; Venue. The parties hereto unconditionally and irrevocably agree and consent to the exclusive jurisdiction of, and service of process and venue in, the United States District Court for the Southern District of New York and the courts of the State of New York located in the County of New York, State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and further agree not to commence any such action, suit or proceeding except in any such court. Each party irrevocably waives any objections or immunities to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or relating to this Agreement or the transactions contemplated hereby which is instituted in any such court. If any such court shall enter a judgment against Pharmacia, the parties agree to seek the enforcement of any such judgment only in the courts of the Kingdom of Sweden and to seek execution of such judgment only upon the assets and properties of Pharmacia located within the Kingdom of Sweden. Pharmacia hereby appoints CT Corporation, New York, New York, as its authorized agent (the "Pharmacia Authorized Agent") upon whom process may be served in any such action arising out of or relating to this Agreement or the transactions contemplated hereby which may be instituted in the United States District Court for the Southern District of New York or the courts of the State of New York by any other party hereto. Such appointment shall be irrevocable. Pharmacia agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Pharmacia Authorized Agent and written notice of such service to Pharmacia shall be deemed, in every respect, effective service of process upon Pharmacia.

     SECTION 11.10. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 11.11. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 11.12. Entire Agreement. This Agreement (including Annex A, the Exhibits, the Pharmacia Disclosure Schedule and the Upjohn Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     IN WITNESS WHEREOF, Pharmacia, Upjohn, Pharmacia & Upjohn and Pharmacia & Upjohn Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                 PHARMACIA AKTIEBOLAG (publ)

Attest by: /s/ MATS LIDGARD                      By /s/ SOREN GYLL
           ------------------------------           ------------------------------
           Name: Mats Lidgard                       Name: Soren Gyll
           Title:  General Counsel                  Title:  Chairman

Attest by: /s/ MATS LIDGARD                      By /s/ JAN EKBERG
           ------------------------------           ------------------------------
           Name: Mats Lidgard                       Name: Jan Ekberg
           Title:  General Counsel                  Title:  President and CEO

                                                 THE UPJOHN COMPANY

Attest by: /s/ KENNETH M. CYRUS                   By /s/ JOHN L. ZABRISKIE
           ------------------------------           ------------------------------
           Name: Kenneth M. Cyrus                   Name: John L. Zabriskie
           Title: Executive Vice President          Title: Chairman of the Board
                  Secretary and General                    and Chief Executive
                  Counsel                                  Officer

                                                 PHARMACIA & UPJOHN, INC.

Attest by: /s/ KENNETH M. CYRUS                  By /s/ ROBERT C. SALISBURY
           ------------------------------           ------------------------------
           Name: Kenneth M. Cyrus                   Name: Robert C. Salisbury
           Title: Executive Vice President,         Title: President and Chief
                  Secretary and General                    Executive Officer
                  Counsel

                                                 PHARMACIA & UPJOHN SUBSIDIARY, INC.

Attest by: /s/ KENNETH M. CYRUS                  By /s/ ROBERT C. SALISBURY
           ------------------------------           ------------------------------
           Name: Kenneth M. Cyrus                   Name: Robert C. Salisbury
           Title: Executive Vice President,         Title: President and Chief
                  Secretary and General                    Executive Officer
                  Counsel

                                    ANNEX A

                               EMPLOYEE BENEFITS

     Pharmacia, Upjohn and Newco agree to the following with respect to the compensation and benefits programs of Pharmacia and the Pharmacia Subsidiaries and Upjohn and the Upjohn Subsidiaries, respectively:

          1. Continuation of Benefits. Except as contemplated by the Agreement or this Annex A, for a period of 18 months following the Effective Time, Pharmacia and Upjohn shall each maintain employee benefit plans and arrangements (directly or in conjunction with Newco) which in the aggregate will provide a similar level of benefits to active and retired employees of Pharmacia and the Pharmacia Subsidiaries to those provided under Pharmacia employee benefit plans and arrangements as in effect immediately prior to the Effective Time and a similar level of benefits to active and retired employees of Upjohn and the Upjohn Subsidiaries to those provided under Upjohn employee benefit plans and arrangements as in effect immediately prior to the Effective Time; provided, however, that changes may be made to such employee benefit plans and arrangements to the extent necessary to comply with applicable Law. From and after the Effective Time, Newco shall honor, and shall cause Upjohn or Pharmacia, as the case may be, to honor in accordance with their terms, all existing employment and severance agreements and severance plans which apply to current or former employees or directors of Upjohn or the Upjohn Subsidiaries or Pharmacia or the Pharmacia Subsidiaries. Except as contemplated by the Agreement or this Annex A, Newco shall honor all outstanding awards under the Upjohn Incentive Programs, including the Compensation and Incentive Committee resolutions in connection therewith attached hereto as Exhibit 1.

          2. Service Recognition. To the extent that service is relevant for purposes of eligibility, participation, vesting or benefit accrual under any employee benefit plan, program or arrangement established or maintained by Newco, Pharmacia or a Pharmacia Subsidiary or Upjohn or an Upjohn Subsidiary, employees of Pharmacia and the Pharmacia Subsidiaries and Upjohn and the Upjohn Subsidiaries shall be credited for service accrued or deemed accrued prior to the Effective Time with Pharmacia or a Pharmacia Subsidiary or Upjohn or an Upjohn Subsidiary, as the case may be; provided, however, that such crediting of service does not result in the duplication of benefits or an unintended windfall with respect to the accrual of benefits.

          3. Upjohn Employee Savings Plan/ESOP. Effective as of the Effective Time, the Upjohn Plan will be amended to permit employees of Pharmacia and the Pharmacia Subsidiaries who are United States citizens or are regularly employed in the United States or its territories or possessions to participate. Such participation will become effective as of the Effective Time for those employees who have completed a "year of eligibility service" (as defined in the Upjohn Plan, with the service recognition described in paragraph 2 above) as of the Effective Time, and will become effective with respect to other employees upon completion of such a year of eligibility service.

          4. Stock Plans for Non-U.S. Employees. The parties shall undertake a review of the matters described in this paragraph 4, and to the extent they conclude that it is desirable to do so, they shall take the necessary action such that, as soon as practicable after the Effective Time, Newco shall establish one or more employee stock ownership plans or equivalent arrangements for non-U.S. employees (the "Non-U.S. Plans"), which will be structured after taking into account local laws and practices as well as tax and other relevant considerations, in which Pharmacia and Upjohn employees at locations outside the United States will be eligible to participate.

          5. Equity Incentive Plan. Effective as of the Effective Time, Newco shall adopt an equity-based management incentive plan or equivalent arrangement (the "Newco Equity Plan") in which key employees of Pharmacia and the Pharmacia Subsidiaries and Upjohn and the Upjohn Subsidiaries will be eligible to participate on an equivalent basis. The Newco Equity Plan will provide for the granting of stock options and/or other equity-based awards, and it is anticipated that stock options under the Newco

     Equity Plan will be granted to participating key employees after the Effective Time in accordance with past practice of Upjohn. The criteria to be used to select key employees of Pharmacia and the Pharmacia Subsidiaries and Upjohn and the Upjohn Subsidiaries to participate in the Newco Equity Plan shall be at least as broad as the criteria that are used by Upjohn as of the date hereof to select employees to participate in the Upjohn 1992 Incentive Program.

          6. Incentive Compensation Plan. Effective as of the Effective Time, Newco shall adopt an annual incentive compensation plan (the "Newco Incentive Plan") in which key employees of Pharmacia and the Pharmacia Subsidiaries and Upjohn and the Upjohn Subsidiaries will be eligible to participate on an equivalent basis. The criteria to be used to select key employees of Pharmacia and the Pharmacia Subsidiaries and Upjohn and the Upjohn Subsidiaries to participate in the Newco Incentive Plan shall be at least as broad as the criteria that are used by Upjohn as of the date hereof to select employees to participate in the Upjohn Incentive Compensation Plan of 1992. The terms and conditions of the Newco Incentive Plan shall be comparable to those set forth in the existing Upjohn incentive compensation arrangements (including, without limitation, the Upjohn 1992 Incentive Program).